UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒    Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐    Preliminary Proxy Statement
☐    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒    Definitive Proxy Statement
☐    Definitive Additional Materials
☐    Soliciting Material under §240.14a-12
______________________________
ASANA, INC.
(Name of Registrant as Specified In Its Charter)
______________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply)
☒    No fee required.
☐    Fee paid previously with preliminary materials.
☐    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Notice of Annual Meeting of Stockholders

633 Folsom Street, Suite 100 San Francisco, CA 94107	Date Monday, June 8, 2026	Time 2:00 P.M. Pacific Time	Place www.virtualshare holdermeeting.com/ASAN2026

Dear Stockholders of Asana, Inc.:
We cordially invite you to attend the 2026 annual meeting of stockholders, or the Annual Meeting, of Asana, Inc., a Delaware corporation, which will be held as a virtual meeting on Monday, June 8, 2026 at 2:00 p.m. Pacific Time. The Annual Meeting will be held through a live audio-only webcast at www.virtualshareholdermeeting.com/ASAN2026, where you will also be able to submit questions and vote online.
We are holding the Annual Meeting for the following purposes, as more fully described in the accompanying proxy statement:

1	To elect the three nominees for Class III directors to serve on Asana’s Board of Directors until the 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
2
To ratify the selection of PricewaterhouseCoopers LLP by the Audit Committee of Asana’s Board of Directors as Asana’s independent registered public accounting firm for its fiscal year ending January 31, 2027;

3	To solicit a non-binding advisory vote to approve the compensation of Asana’s named executive officers; and
4	To transact such other business that may properly come before the Annual Meeting or any adjournments or postponements thereof.
Our Board of Directors has fixed the close of business on April 13, 2026 as the record date for the Annual Meeting, or the Record Date. Only stockholders of record on April 13, 2026 are entitled to notice of and to vote at the Annual Meeting. Further information regarding voting rights and the matters to be voted upon is presented in the accompanying proxy statement.
On or about April 20, 2026, we expect to mail to our stockholders a Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access our proxy statement and annual report. The Notice provides instructions on how to vote via the Internet or by telephone and includes instructions on how to receive a paper copy of our proxy materials by mail.

Your vote is important.
Whether or not you plan to attend the Annual Meeting, we urge you to submit your vote via the Internet, telephone, or mail as soon as possible to ensure your shares are represented. For additional instructions on voting by telephone, or the Internet, please refer to your proxy card. Returning the proxy does not deprive you of your right to attend the Annual Meeting virtually and to vote your shares at the Annual Meeting.

We appreciate your continued support of Asana. By order of the Board of Directors, Katie Colendich General Counsel & Corporate Secretary	San Francisco, California April 20, 2026

Proxy Summary
The information provided in this Proxy Summary is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.

Annual Meeting of Stockholders	Date Monday, June 8, 2026	Time 2:00 P.M. Pacific Time

Vote by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 7, 2026 (have your Notice or proxy card in hand when you visit the website).	Vote by Phone by toll-free telephone until 11:59 p.m. Eastern Time on June 7, 2026 at 1-800-690-6903 (be sure to have your Notice or proxy card in hand when you call).

Vote by Mail by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials).
Vote during the Annual Meeting
by attending and voting at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/ASAN2026, where stockholders may vote and submit questions (before and during) the Annual Meeting (have your proxy card in hand when you visit the website).

Voting Recommendations From Our Board of Directors:

Proposal 1	The election of Krista Anderson-Copperman, Sydney Carey, and Dan Rogers as Class III directors. Page 30	Nominees receiving the largest number of votes “FOR” such nominees are elected as directors
Proposal 2	The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027. Page 31	Majority of votes present
Proposal 3	The approval, on an advisory basis, of the compensation of our named executive officers, or the Say-on-Pay vote. Page 34	Majority of votes present

Asana 2026 Proxy Statement	1

2026 Annual Meeting of Stockholders Monday, June 8, 2026 at 2:00 P.M. Pacific Time
This proxy statement and the enclosed form of proxy are being provided to you in connection with the solicitation of proxies by our board of directors, referred to as the Board of Directors or the Board, for use at the 2026 annual meeting of stockholders of Asana, Inc., a Delaware corporation, referred to as the Company or Asana, and any postponements, adjournments, or continuations thereof, referred to as the Annual Meeting. The Annual Meeting will be held as a virtual meeting on Monday, June 8, 2026 at 2:00 p.m. Pacific Time via a live audio webcast on the internet at www.virtualshareholdermeeting.com/ASAN2026 where you will be able to listen to the meeting, submit questions, and vote online. The Notice of Internet Availability of Proxy Materials, or the Notice, containing instructions on how to access this proxy statement and our annual report is first being mailed on or about April 20, 2026 to all stockholders entitled to vote at the Annual Meeting.
A list of stockholders entitled to vote will be available for 10 days prior to the Annual Meeting at our headquarters, 633 Folsom Street, Suite 100, San Francisco, California 94107. If you would like to view the stockholder list, please contact our Investor Relations department with an electronic mail, or e-mail, message to ir@asana.com to schedule an appointment.
The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully. Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement and references to our website address in this proxy statement are inactive textual references only.
Questions and Answers Regarding this Solicitation and Voting at the Annual Meeting
What matters am I voting on?
You will be voting on:
1.the election of the three nominees for Class III directors to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
2.the ratification of the selection of PricewaterhouseCoopers LLP by the Audit Committee of our Board of Directors as our independent registered public accounting firm for our fiscal year ending January 31, 2027;
3.the advisory approval of the compensation of our named executive officers; and
4.any other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.
How does the Board of Directors recommend I vote on these proposals?
Our Board of Directors recommends a vote:
•“FOR” the election of Krista Anderson-Copperman, Sydney Carey, and Dan Rogers as Class III directors to serve on our Board of Directors until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified;
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027; and
•“FOR” the advisory approval of the compensation of our named executive officers, or Say-on-Pay, for our fiscal year ended January 31, 2026.

2	Asana 2026 Proxy Statement

Table of Contents	Questions and Answers
Who is entitled to vote?
Holders of either class of our common stock as of the close of business on April 13, 2026, the Record Date, may vote at the Annual Meeting. As of the Record Date, there were 167,823,036 shares of our Class A common stock outstanding and 69,540,280 shares of our Class B common stock outstanding. Our Class A common stock and Class B common stock will vote as a single class on all matters described in this proxy statement for which your vote is being solicited. Stockholders are not permitted to cumulate votes with respect to the election of directors. Each share of our Class A common stock is entitled to one vote on each proposal and each share of our Class B common stock is entitled to 10 votes on each proposal. Our Class A common stock and Class B common stock are collectively referred to in this proxy statement as our common stock.
Registered Stockholders. If shares of our common stock are registered directly in your name with our transfer agent, Computershare Trust Company, N.A., you are considered the stockholder of record with respect to those shares and the Notice was provided to you directly by us. As the stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote live at the Annual Meeting. Throughout this proxy statement, we refer to these registered stockholders collectively as “stockholders of record.”
Street Name Stockholders. If shares of our common stock are held on your behalf in a brokerage account or by a bank or other nominee, you are considered to be the beneficial owner of shares that are held in “street name,” and the Notice was forwarded to you by your broker, bank, or other nominee, who is considered the stockholder of record with respect to those shares. As the beneficial owner, you have the right to direct your broker, bank, or other nominee as to how to vote your shares. Beneficial owners are also invited to attend the Annual Meeting. However, since a beneficial owner is not the stockholder of record, you may not vote your shares of our common stock live at the Annual Meeting unless you follow your broker, bank, or other nominee’s procedures for obtaining a legal proxy. If you request a printed copy of our proxy materials by mail, your broker, bank, or other nominee will provide a voting instruction form for you to use. Throughout this proxy statement, we refer to stockholders who hold their shares through a broker, bank, or other nominee collectively as “street name stockholders.”
How many votes are needed for approval of each proposal?
•Proposal No. 1. The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy at the Annual
Meeting and entitled to vote thereon to be approved. “Plurality” means that the nominees who receive the largest number of votes cast “For” such nominees are elected as directors. As a result, any shares not voted “For” a particular nominee (whether as a result of stockholder abstention or a broker non-vote) will not be counted in such nominee’s favor and will have no effect on the outcome of the election. You may vote “For” or “Withhold” on each of the nominees for election as a director. Withheld votes and broker non-votes will each have no effect on the outcome of this proposal.
•Proposal No. 2. The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027 requires the affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote thereon that are present in person or by proxy at the Annual Meeting and are voted for or against the proposal to be approved. Abstentions and broker non-votes will each have no effect on the outcome of this proposal.
•Proposal No. 3. This non-binding advisory vote to approve the compensation of the named executive officers for the fiscal year ending January 31, 2026, or Say-on-Pay, requires the affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote thereon that are present in person or by proxy at the Annual Meeting and are voted for or against the proposal to be approved. Abstentions and broker non-votes will each have no effect on the outcome of this proposal. As an advisory vote, this proposal is not binding upon the Company, our Board, or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and our Compensation Committee, which is responsible for designing and approving our named executive officer compensation program, value the opinions expressed by our stockholders in their vote on this proposal and will consider the outcome of the vote when making future compensation decisions for our named executive officers.
What is a quorum?
A quorum is the minimum number of shares required to be present at the Annual Meeting to properly hold an annual meeting of stockholders and conduct business under our bylaws and Delaware law. The presence, virtually or by proxy, of a majority of the voting power of all issued and outstanding shares of our common stock entitled to vote at the Annual Meeting will constitute a quorum at the Annual Meeting. Abstentions, withhold votes, and broker non-votes are counted as shares present and entitled to vote for purposes of determining a quorum.

Asana 2026 Proxy Statement	3

Questions and Answers	Table of Contents
How do I vote?
If you are a stockholder of record, there are four ways to vote:
•by Internet at www.proxyvote.com, 24 hours a day, seven days a week, until 11:59 p.m. Eastern Time on June 7, 2026 (have your Notice or proxy card in hand when you visit the website);
•by toll-free telephone until 11:59 p.m. Eastern Time on June 7, 2026 at 1-800-690-6903 (have your Notice or proxy card in hand when you call);
•by completing and mailing your proxy card so it is received prior to the Annual Meeting (if you received printed proxy materials); or
•by attending and voting at the Annual Meeting on June 8, 2026 at 2:00 p.m. Pacific Time by visiting www.virtualshareholdermeeting.com/ASAN2026 where stockholders may vote and submit questions (before and during) the Annual Meeting (have your proxy card in hand when you visit the website).
Even if you plan to attend the Annual Meeting, we recommend that you also vote by proxy prior to the Annual Meeting so that your vote will be counted if you later decide not to attend the Annual Meeting.
If you are a street name stockholder, you will receive voting instructions from your broker, bank, or other nominee. You must follow the voting instructions provided by your broker, bank, or other nominee in order to direct your broker, bank, or other nominee on how to vote your shares. Street name stockholders should generally be able to vote by returning a voting instruction form, by telephone, or on the Internet. However, the availability of telephone and Internet voting will depend on the voting process of your broker, bank, or other nominee. As discussed above, if you are a street name stockholder, you may not vote your shares live at the Annual Meeting unless you obtain a legal proxy from your broker, bank, or other nominee.
Can I change my vote?
Yes. If you are a stockholder of record, you can change your vote or revoke your proxy any time before the Annual Meeting by:
•entering a new vote by Internet at www.proxyvote.com or by telephone at 1-800-690-6903 until 11:59 p.m. Eastern Time on June 7, 2026;
•completing and returning a later-dated proxy card; or
•attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not, by itself, revoke a proxy).
If you are a street name stockholder, your broker, bank, or other nominee can provide you with instructions on how to change your vote.
How do I attend the Annual Meeting?
You will be able to attend the Annual Meeting online, submit your questions during the meeting, and vote your shares electronically at the Annual Meeting by visiting www.virtualshareholdermeeting.com/ASAN2026. To participate in the Annual Meeting online, you will need the control number included on your proxy card. The Annual Meeting webcast will begin promptly at 2:00 p.m. Pacific Time on June 8, 2026. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:55 p.m. Pacific Time and you should allow sufficient time for the check-in procedures.
What is the effect of giving a proxy?
Proxies are solicited by and on behalf of our Board of Directors. Dan Rogers, Aziz Megji, and Katie Colendich have been designated as proxy holders by our Board of Directors. When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in this proxy statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote the shares. If the Annual Meeting is postponed or prematurely adjourned, the proxy holders can vote the shares represented by proxies on the new Annual Meeting date as well, unless you have properly revoked your proxy instructions, as described above.
Why did I receive a Notice of Internet Availability of Proxy Materials instead of a full set of proxy materials?
In accordance with the rules of the Securities and Exchange Commission, or the SEC, we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. The Notice containing instructions on how to access our proxy materials is first being mailed on or about April 20, 2026 to all stockholders entitled to vote at the Annual Meeting. Stockholders may request to receive all future proxy

4	Asana 2026 Proxy Statement

Table of Contents	Questions and Answers
materials in printed form by mail or electronically by e-mail by following the instructions contained in the Notice. We encourage stockholders to take advantage of the availability of our proxy materials on the Internet to help reduce the environmental impact and cost of our annual meetings of stockholders.
How are proxies solicited for the Annual Meeting?
Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We will reimburse brokers, banks, or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.
How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?
Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on our sole “routine” matter: the proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending January 31, 2027. Your broker will not have discretion to vote on any other proposals, which are “non-routine” matters, absent direction from you.
Where can I find the voting results of the Annual Meeting?
We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the Annual Meeting, we will file a Current Report on Form 8-K to publish preliminary results and will provide the final results in an amendment to the Current Report on Form 8-K as soon as they become available.
I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?
We have adopted a procedure called “householding,” which the SEC has approved. Under this procedure, we deliver a single copy of the Notice and, if applicable, our proxy materials to multiple stockholders who share the same address unless we have received contrary instructions from one or more of such stockholders. This procedure reduces our printing costs, mailing costs, and fees. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will promptly deliver a separate copy of the Notice and, if applicable, our proxy materials to any stockholder at a shared address to which we delivered a single copy of any of these materials. To receive a separate copy, or, if a stockholder is receiving multiple copies, to request that we only send a single copy of the Notice and, if applicable, our proxy materials, such stockholder may contact us at the following address:

Asana, Inc. Attention: Investor Relations 633 Folsom Street, Suite 100 San Francisco, California 94107 Tel: 1-646-854-4063 Email: ir@asana.com

Street name stockholders may contact their broker, bank, or other nominee to request information about householding.
What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?
Stockholder Proposals
Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at next year’s annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for the 2027 annual meeting of stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices not later than December 21, 2026. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, regarding the inclusion of

Asana 2026 Proxy Statement	5

Questions and Answers	Table of Contents
stockholder proposals in company-sponsored proxy materials. Stockholder proposals should be addressed to:

Asana, Inc. Attention: Corporate Secretary & General Counsel, Legal Dept. 633 Folsom Street, Suite 100 San Francisco, California 94107

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement. Our bylaws provide that the only business that may be conducted at an annual meeting of stockholders is business that is (i) specified in our proxy materials with respect to such annual meeting, (ii) otherwise properly brought before such annual meeting by or at the direction of our Board of Directors, or (iii) properly brought before such annual meeting by a stockholder of record entitled to vote at such annual meeting who has delivered timely written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2027 annual meeting of stockholders, our Corporate Secretary must receive the written notice at our principal executive offices:
•not earlier than February 8, 2027; and
•not later than the close of business on March 10, 2027.
In the event that we hold the 2027 annual meeting of stockholders more than 30 days before or after the one-year anniversary of the Annual Meeting, notice of a stockholder proposal that is not intended to be included in our proxy statement must be received no earlier than the close of business on the 120th day before the 2027 annual meeting of stockholders and no later than the close of business on the later of the following two dates:
•the 90th day prior to the 2027 annual meeting of stockholders; or
•the 10th day following the day on which public announcement of the date of our 2027 annual meeting of stockholders is first made.
If a stockholder who has notified us of their intention to present a proposal at an annual meeting of stockholders does not appear to present their proposal at such annual meeting, we are not required to present the proposal for a vote at such annual meeting.
Nomination of Director Candidates
Holders of our common stock may propose director candidates for consideration by our Nominating and Corporate Governance Committee. Any such recommendations should include the nominee’s name and qualifications for membership on our Board of Directors and should be directed to our Corporate Secretary at the address set forth above. For additional information regarding stockholder recommendations for director candidates, see the section titled “Board of Directors and Corporate Governance—Stockholder Recommendations for Nominations to the Board of Directors.”
In addition, our bylaws permit stockholders to nominate directors for election at an annual meeting of stockholders. To nominate a director, the stockholder must provide the information required by our bylaws. In addition, the stockholder must give timely notice to our Corporate Secretary in accordance with our bylaws, which, in general, require that the notice be received by our Corporate Secretary within the time periods described above under the section titled “Stockholder Proposals” for stockholder proposals that are not intended to be included in a proxy statement.
Universal Proxy
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our Board of Directors’ nominees must provide notice that sets forth any additional information required by Rule 14a-19 under the Exchange Act in accordance with the advance notice procedure as described above.
Availability of Bylaws
You may contact our Corporate Secretary at the address set forth above for a copy of the relevant provisions of our bylaws regarding the requirements for making stockholder proposals and nominating director candidates.

6	Asana 2026 Proxy Statement

Special Note Regarding Forward-Looking Statements
This Proxy Statement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which statements involve substantial risk and uncertainties. All statements other than statements of historical facts contained in this Proxy Statement are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” or “would” or the negative of these words or other similar terms or expressions. You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this Proxy Statement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026, as filed with the SEC on March 13, 2026. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this Proxy Statement. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements. The forward-looking statements made in this Proxy Statement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this Proxy Statement or to reflect new information or the occurrence of unanticipated events, except as required by law.

Asana 2026 Proxy Statement	7

Board of Directors and Corporate Governance
Our business affairs are managed under the direction of our Board of Directors, which is currently composed of ten members. Six of our directors are independent within the meaning of the listing standards of The New York Stock Exchange, or the NYSE, and the Long-Term Stock Exchange, or the LTSE. Our Board of Directors is divided into three staggered classes of directors. At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the same class whose term is then expiring. As previously disclosed, Adam D’Angelo has informed the Company that he will not stand for re-election as a director at the Annual Meeting and Matthew Cohler and Lorrie Norrington have informed the Company that they intend to resign as directors effective at the conclusion of the Annual Meeting. The size of our Board of Directors will be automatically reduced to seven members in connection with their departures. The Board has appointed Krista Anderson-Copperman to succeed Ms. Norrington as Lead Independent Director, effective upon Ms. Norrington’s resignation at the conclusion of the Annual Meeting.
The following table sets forth the names, ages, and certain other information, as of April 20, 2026, for each of the nominees for director for election at the Annual Meeting, as well as the continuing and departing members of our Board of Directors:

Director Name	Class	Age	Position	Director Since	Current Term Expires	Expiration of Term For Which Nominated	Committee Membership

							Audit	Compensation	Nominating and Corporate Governance

Nominees for Director
Krista Anderson-Copperman	III	49	Director	2022	2026	2029	¢	●
Sydney Carey	III	61	Director	2019	2026	2029	●	¢
Dan Rogers	III	49	Chief Executive Officer, Director	2025	2026	2029
Continuing Directors
Andrew Lindsay	II	46	Director	2021	2028	—	¢		●
Justin Rosenstein	II	42	Co-Founder, Director	2008	2028	—
Marc Boroditsky	I	63	Director	2025	2027	—		¢	¢
Dustin Moskovitz	I	41	Co-Founder, Chair of the Board	2008	2027	—
Departing Directors
Matthew Cohler	I	49	Director	2009	2027	—			¢
Adam D’Angelo	III	41	Director	2008	2026	—
Lorrie Norrington	II	66	Lead Independent Director	2019	2028	—	¢		¢

● Committee Chair		¢ Committee Member

8	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance
Director Skills

	Krista Anderson-Copperman	Marc Boroditsky	Sydney Carey	Matthew Cohler	Adam D’Angelo	Andrew Lindsay	Dustin Moskovitz	Lorrie Norrington	Justin Rosenstein	Dan Rogers

Attributes/Experiences
Risk Management	●		●	●	●	●		●
Enterprise Experience	●	●	●	●	●	●	●	●		●
Finance & Accounting			●			●		●
Business Strategy & Scaling	●	●	●	●	●	●	●	●	●	●
Public Company Background	●	●	●	●		●	●	●	●	●
Technology & Product	●	●	●	●	●	●	●	●	●	●
Human Capital Management	●		●	●	●		●	●		●
Cybersecurity			●		●		●	●
Board Composition
In service of our mission, we are working to create an inclusive team with a broad range of perspectives and experiences. This commitment extends to the composition of our Board of Directors. Our Nominating and Corporate Governance Committee works with the Board to determine the desired qualifications, expertise, and characteristics for our Board members, including factors such as business experience, professional background, education, skills, and other perspectives, that contribute to the broad range of viewpoints and experience represented on the Board.
The following charts set forth information relating to the independence, age, and tenure of our Board of Directors as of April 20, 2026.
INDEPENDENCE

■	Independent
■	Not Independent
AGE

■	Under 45
■	45 to 55
■	Over 55
TENURE

■	Less than 3 years
■	3-6 years
■	6+ years

Asana 2026 Proxy Statement	9

Board of Directors and Corporate Governance	Table of Contents
Nominees for Director

Krista Anderson-Copperman has served as a member of our Board of Directors since July 2022.
Ms. Anderson-Copperman currently serves as an advisor and board director across a number of private SaaS companies and non-profit entities including Benchling, Cedar and Halcyon. Since January 2022, she has also served as a venture partner at Technology Crossover Ventures (TCV). Ms. Anderson-Copperman was previously the Chief Customer Officer at Okta, Inc., an identity management software company, from March 2014 to March 2020. Prior to joining Okta, she spent 14 years at Salesforce, Inc., an enterprise cloud computing and social enterprise solutions company, from November 2000 to January 2014, where she served in several senior management roles including Senior Vice President Customers for Life and Senior Vice President Global Support & Customer Success. Ms. Anderson-Copperman holds a B.A. in psychology from the University of Oregon.

We believe that Ms. Anderson-Copperman is qualified to serve as a member of our Board of Directors because of her enterprise leadership experience and her knowledge of our industry.

Sydney Carey has served as a member of our Board of Directors since July 2019.
Since April 2025, Ms. Carey has served as the Chief Financial Officer of Avalara, Inc., a tax compliance software company. Previously, Ms. Carey served as the Chief Financial Officer of Talkdesk, Inc., a provider of cloud-based contact center software, from August 2021 to April 2025. Ms. Carey also served as an advisor to Sumo Logic, Inc., a data analytics company, from August 2021 to December 2021. Previously, from November 2018 to August 2021, Ms. Carey served as the Chief Financial Officer of Sumo Logic. From December 2017 to October 2018, Ms. Carey served as the Chief Financial Officer for Duo Security, Inc., a software security company. From June 2016 to December 2017, she served as the Chief Financial Officer of Apttus Corporation, a business-to-business software company. Ms. Carey previously served as a member of the board of directors of Lead Edge Growth Opportunities, Ltd, a special purpose acquisition company, from March 2021 to March 2023. Ms. Carey holds a B.A. in economics from Stanford University.

We believe that Ms. Carey is qualified to serve as a member of our Board of Directors because of her extensive finance background, including service as a Chief Financial Officer of several companies, her experience as a director of public companies, and her knowledge of our industry.

10	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance

Dan Rogers has served as a member of our Board of Directors and our Chief Executive Officer, or CEO, since July 2025.
Prior to joining Asana, Mr. Rogers served as Chief Executive Officer at Catamorphic Co. (also known as LaunchDarkly), a software development platform from February 2023 to July 2025. Previously, Mr. Rogers served as President at Rubrik, a cloud data management and data security company, leading the Products, GTM Strategy, Product Line Sales, Marketing, Strategic Alliances & Corp Development functions, from March 2020 to February 2023. From July 2016 to March 2020, Mr. Rogers was the Chief Marketing Officer of ServiceNow, a cloud computing platform for the creation and management of automated business workflows. Mr. Rogers has also held senior roles at Symantec, Salesforce, Amazon, and Microsoft. Mr. Rogers holds an MBA from Harvard Business School where he graduated as a Baker Scholar and a BSc in Economics from the University of Birmingham.

We believe that Mr. Rogers is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as our CEO and his extensive experience as a leader at technology companies.

Continuing Directors

Marc Boroditsky has served as a member of our Board of Directors since April 2025.
Mr. Boroditsky has served as Chief Revenue Officer of Nebius, an AI infrastructure company, since May 2025. Mr. Boroditsky previously served as President of Revenue at Cloudflare, Inc., a global cloud services provider, from November 2022 to August 2024. Previously, he served in a variety of senior management roles at Twilio Inc., a cloud communication platform, beginning in February 2015, including as Chief Revenue Officer from July 2020 to August 2022. Prior to that, Mr. Boroditsky co-founded a number of technology companies. Mr. Boroditsky has served on the board of directors of OneSpan Inc., an identity verification and electronic signature company, since June 2019. Mr. Boroditsky attended the University of California San Diego where he studied management science.

We believe that Mr. Boroditsky is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive of technology companies and his knowledge of our industry.

Asana 2026 Proxy Statement	11

Board of Directors and Corporate Governance	Table of Contents

Andrew Lindsay has served as a member of our Board of Directors since July 2021.
Mr. Lindsay joined Microsoft Corporation, a multinational technology company, in May 2022 and serves as its Corporate Vice President, Cloud and AI Platforms Business Development. Mr. Lindsay previously served as Senior VP of Corporate and Business Development of HubSpot, Inc., a customer relationship management platform, from July 2020 to April 2022 and as HubSpot’s VP of Corporate and Business Development from January 2018 to July 2020. Prior to joining HubSpot, Mr. Lindsay held several positions at Jawbone, a wearable technology company, from December 2011 to December 2017, most recently as the VP of Corporate Development. He was previously a consultant with McKinsey & Company, a management consulting firm, and a mergers and acquisitions investment banker with Merrill Lynch & Co., an investment bank. Mr. Lindsay holds a B.S. in Biology from Howard University, where he also helped found the University's Center for Digital Business. Mr. Lindsay also holds a J.D. from Harvard Law School and an M.B.A. from Harvard Business School.

We believe that Mr. Lindsay is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive of technology companies and his knowledge of our industry.

Dustin Moskovitz co-founded Asana and has served as a member of our Board of Directors since December 2008 and as our Chair since December 2019. Mr. Moskovitz previously served as our CEO from October 2010 to July 2025 and as our President from February 2019 to July 2025.
Additionally, Mr. Moskovitz served as our Chief Financial Officer from February 2009 to January 2017, and as our Secretary from February 2009 to October 2017. Prior to founding Asana, Mr. Moskovitz co-founded Meta Platforms, Inc. (formerly Facebook, Inc.), a social media and networking company, and from February 2004 to November 2008, he served in a variety of senior roles, including Chief Technology Officer and Vice President of Engineering. Mr. Moskovitz attended Harvard University where he studied economics.

We believe that Mr. Moskovitz is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as our former Chief Executive Officer and a Co-Founder and due to his extensive experience managing technology companies.

12	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance

Justin Rosenstein co-founded Asana and previously served as our Chief Executive Officer from February 2009 to October 2010, and as our President from October 2010 to February 2019.
Prior to founding Asana, Mr. Rosenstein served as an Engineer and Engineering Manager at Meta Platforms, Inc. (formerly Facebook, Inc.), a social media and networking company, from May 2007 to November 2008, and as a Product Manager at Google Inc., a multinational technology company, from March 2004 to April 2007. Mr. Rosenstein holds a B.S. in mathematics from Stanford University.

We believe that Mr. Rosenstein is qualified to serve as a member of our Board of Directors due to the perspective and experience he brings as our Co-Founder and Former President.

Departing Directors

Matthew Cohler has served as a member of our Board of Directors since November 2009.
Mr. Cohler has been a Partner at Benchmark Capital, a venture capital firm, since June 2008. Before Benchmark Capital, Mr. Cohler served as the Vice President of Product Management at Meta Platforms, Inc. (formerly Facebook, Inc.), a social media and networking company, from 2005 to June 2008, and as the Vice President of LinkedIn Corporation, an internet software company, from 2003 to 2005. Mr. Cohler has served on the board of directors of 1stDibs, Inc., an e-commerce company, since September 2011 and on the board of directors of KKR & Co. Inc., a global investment firm, since December 2021. Mr. Cohler previously served on the boards of directors of Domo, Inc. from July 2011 to March 2019, and Uber Technologies, Inc. from June 2017 to July 2019. Mr. Cohler holds a B.A. in music from Yale University.

We believe that Mr. Cohler is qualified to serve as a member of our Board of Directors because of his extensive experience as an executive and board member of many technology, high-growth, consumer and digital companies, his investment experience, and his knowledge of our industry.

Asana 2026 Proxy Statement	13

Board of Directors and Corporate Governance	Table of Contents

Adam D’Angelo has served as a member of our Board of Directors since December 2008.
Mr. D’Angelo founded Quora Inc., a question-and-answer platform, and since June 2009, has served as its Chief Executive Officer. From June 2005 to June 2008, Mr. D’Angelo served in a variety of senior roles at Meta Platforms, Inc. (formerly Facebook, Inc.), a social media and networking company, including as Chief Technology Officer, from November 2006 to June 2008. Mr. D’Angelo holds a B.S. in computer science from the California Institute of Technology.

We believe that Mr. D’Angelo is qualified to serve as a member of our Board of Directors because of his significant history with our company, his extensive experience as an executive and board member of technology companies, and his knowledge of our industry.

Lorrie Norrington has served as our Lead Independent Director since August 2021.
Ms. Norrington has served as an operating partner of Lead Edge Capital LLC, a growth equity investment firm, since October 2012. Ms. Norrington previously served in several senior management roles at eBay Inc., a multinational e-commerce publicly traded company, from June 2005 to September 2010, including President of Global eBay Marketplaces, Chief Operating Officer of eBay Marketplaces, and President of eBay International. Ms. Norrington currently serves on the boards of directors of HubSpot, Inc. and Colgate-Palmolive Company, and she also previously served on the boards of directors of Autodesk, Inc. from March 2011 to June 2025, Eventbrite, Inc. from April 2015 to August 2020 and of DirectTV from February 2011 to August 2015. Ms. Norrington holds a B.A. in business administration from the University of Maryland, College Park and an M.B.A. from Harvard Business School.

We believe that Ms. Norrington is qualified to serve as a member of our Board of Directors because of her extensive experience as an executive and board member of many publicly traded companies, including her business acumen, finance expertise, extensive global expertise, and her knowledge of our industry. As a member of the LGBTQ+ community, Ms. Norrington is a passionate advocate for culture and belonging.

14	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance
Director Independence
Our Class A common stock is listed on both the NYSE and the LTSE. Under the listing requirements and rules of each of the NYSE and the LTSE, independent directors must comprise a majority of our Board of Directors. In addition, the rules of each of the NYSE and the LTSE require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating and corporate governance committees be independent. Under the rules of the NYSE, a director will only qualify as an “independent director” if the Board determines that the director has no material relationship with the listed company. Under the rules of the LTSE, a director will only qualify as an “independent director” if the Board determines that the person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Compensation Committee members must not have a relationship with us that is material to the director’s ability to be independent from management in connection with the duties of a Compensation Committee member. Additionally, our Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act. To be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in their capacity as a member of the audit committee, the board of directors or any other board committee accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries, or be an affiliated person of the listed company or any of its subsidiaries.
Our Board of Directors has undertaken a review of the independence of each director. Based on information provided by each director concerning their background, employment, and affiliations, our Board of Directors has determined that Mses. Anderson-Copperman, Carey, and Norrington and Messrs. Boroditsky, Cohler, and Lindsay do not have a material relationship with the Company or relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the listing standards of each of the NYSE and the LTSE. In making these determinations, our Board of Directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our shares held by each non-employee director and the transactions described in the section titled “Certain Relationships and Related Person Transactions.”
Board Leadership Structure
Dustin Moskovitz currently serves as the Chair of our Board of Directors. Our independent directors bring experience, oversight, and expertise from outside of our company, while Mr. Moskovitz brings significant company-specific experience and expertise as well as experience from his prior company, Meta. As one of our co-founders, and our former President and CEO, Mr. Moskovitz is best positioned to identify strategic priorities, lead critical discussion, and execute our business plans. We believe that the structure of our Board of Directors and its committees, together with our Lead Independent Director, provides effective independent oversight of management.
Lead Independent Director
Our Corporate Governance Guidelines provide that if the Chair of our Board of Directors is not an independent director, our independent directors will designate one of the independent directors to serve as Lead Independent Director. Because Mr. Moskovitz is the Chair of our Board of Directors and is not an independent director, our Board of Directors, including the independent directors, has appointed Lorrie Norrington to serve as our Lead Independent Director. As Lead Independent Director, Ms. Norrington presides over regularly scheduled executive sessions of our independent directors, coordinates activities of the independent directors, presides over any portions of meetings of our Board of Directors at which the performance of our Board of Directors is presented or discussed, and performs such additional duties as our Board of Directors otherwise determines and delegates. As previously announced, Ms. Norrington has informed the Company of her intention to resign as a director at the conclusion of the Annual Meeting. The Board has appointed Ms. Anderson-Copperman to succeed Ms. Norrington as Lead Independent Director, effective upon Ms. Norrington’s resignation at the conclusion of the Annual Meeting.

Asana 2026 Proxy Statement	15

Board of Directors and Corporate Governance	Table of Contents
Board and Stockholder Meetings and Committees
During our fiscal year ended January 31, 2026, our Board of Directors held six meetings (including regularly scheduled and special meetings), and each incumbent director, with the exception of Mr. Rosenstein, attended at least 75% of the aggregate of (i) the total number of meetings of our Board of Directors held during the period for which he or she has been a director and (ii) the total number of meetings held by all committees of our Board of Directors on which he or she served during the periods that he or she served.Mr. Rosenstein was unable to attend two meetings of the Board of Directors, resulting in a 67% attendance percentage.
We also encourage our directors to attend our annual meeting of stockholders each year. Last year, all of our then-serving directors were present at our annual meeting of stockholders.
Our Board of Directors has established an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees as it deems necessary or appropriate from time to time. The composition and responsibilities of each of the committees of our Board of Directors is described below. Members will serve on these committees until their resignation or until otherwise determined by our Board of Directors.

16	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance

Audit Committee	Current Members: Sydney Carey (Chair), Krista Anderson-Copperman, Andrew Lindsay, and Lorrie Norrington
Number of meetings in fiscal year 2026: 8

Our Audit Committee consists of Krista Anderson-Copperman, Sydney Carey, Andrew Lindsay, and Lorrie Norrington. Our Board of Directors has determined that each member of the Audit Committee satisfies the independence requirements under the listing standards of each of the NYSE and the LTSE as well as Rule 10A-3(b)(1) of the Exchange Act. The Chair of our Audit Committee is Ms. Carey. Our Board of Directors has determined that Mses. Carey and Norrington are each an “audit committee financial expert” within the meaning of SEC regulations. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with applicable requirements. In arriving at these determinations, our Board of Directors has examined each Audit Committee member’s scope of experience or the nature of their employment.
The primary purpose of the Audit Committee is to discharge the responsibilities of our Board of Directors with respect to our corporate accounting and financial reporting processes, systems of internal control, and financial statement audits, and to oversee our independent registered public accounting firm.

Specific responsibilities of our Audit Committee include:

•helping our Board of Directors oversee our corporate accounting and financial reporting processes;
•managing the selection, engagement, qualifications, independence, and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;
•discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;
•reviewing and approving our annual internal audit plan including responsibilities, budget, and staffing of the internal audit function and our plans for the implementation of the internal audit function;
•meeting periodically with our management and our other personnel primarily responsible for the design and implementation of our internal audit function;

•developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;
•reviewing related party transactions;
•obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law;
•approving or, as required, pre-approving audit and permissible non-audit services to be performed by the independent registered public accounting firm; and
•reviewing major financial risk exposures, information security risk, data privacy risk, and cybersecurity risk, and reporting findings to the Board, who has final oversight responsibility over cybersecurity-related matters.

Our Audit Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of each of the NYSE and the LTSE. A copy of the charter of our Audit Committee is available on our website at https://investors.asana.com/governance/governance-documents. During our fiscal year ended January 31, 2026, our Audit Committee held eight meetings.

Asana 2026 Proxy Statement	17

Board of Directors and Corporate Governance	Table of Contents

Compensation Committee	Current Members: Krista Anderson-Copperman (Chair), Marc Boroditsky, and Sydney Carey
Number of meetings in fiscal year 2026: 4

Our Compensation Committee consists of Krista Anderson-Copperman, Marc Boroditsky, and Sydney Carey. The Chair of our Compensation Committee is Ms. Anderson-Copperman. Our Board of Directors has determined that all members of our Compensation Committee are independent under the listing standards of each of the NYSE and the LTSE.
The primary purpose of our Compensation Committee is to discharge the responsibilities of our Board of Directors in overseeing our compensation program, policies, and practices, and to review and determine the compensation to be paid to our CEO and other executive officers, the non-employee members of our Board of Directors, and other senior management, as appropriate.

Specific responsibilities of our Compensation Committee include:

•reviewing, approving, and determining, or recommending to our Board of Directors, the compensation of our CEO and other executive officers;
•reviewing and recommending to our Board of Directors the compensation of our directors;
•administering our equity incentive plans and other benefit programs;

•reviewing, adopting, amending, and terminating, or recommending to our Board of Directors, incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management; and
•reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy.

Our Compensation Committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of each of the NYSE and the LTSE. A copy of the charter of our Compensation Committee is available on our website at https://investors.asana.com/governance/governance-documents. During our fiscal year ended January 31, 2026, our Compensation Committee held four meetings.

18	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance

Nominating and Corporate Governance Committee	Current Members: Andrew Lindsay (Chair), Marc Boroditsky, Matthew Cohler, and Lorrie Norrington
Number of meetings in fiscal year 2026: 5

Our Nominating and Corporate Governance Committee consists of Marc Boroditsky, Matthew Cohler, Andrew Lindsay, and Lorrie Norrington. The Chair of our Nominating and Corporate Governance Committee is Mr. Lindsay. Our Board of Directors has determined that each member of the Nominating and Corporate Governance committee is independent under the listing standards of each of the NYSE and the LTSE.

Specific responsibilities of our Nominating and Corporate Governance Committee include:

•identifying and evaluating candidates, including the nomination of incumbent directors for reelection and nominees recommended by stockholders, to serve on our Board of Directors;
•considering and making recommendations to our Board of Directors regarding the composition and leadership of our Board of Directors and its committees;
•reviewing, developing, and making recommendations to our Board of Directors regarding corporate governance guidelines and matters;

•overseeing periodic evaluations of the Board of Directors’ performance, including committees of the Board of Directors;
•overseeing environmental, corporate social responsibility, corporate governance, sustainability, and other public policy matters relevant to us, our business, and our key stakeholders, or ESG Matters; and
•reviewing with management and, where appropriate, liaising with the appropriate committee(s) of the Board to make recommendations to management and the Board regarding our goals, strategy, policies, and practices with respect to ESG Matters.

Our Nominating and Corporate Governance Committee operates under a written charter that satisfies the applicable listing standards of the NYSE. A copy of the charter of our Nominating and Corporate Governance Committee is available on our website at https://investors.asana.com/governance/governance-documents. During our fiscal year ended January 31, 2026, our Nominating and Corporate Governance Committee held five meetings.

Compensation Committee Interlocks and Insider Participation
None of the members of our Compensation Committee is or has been an officer or employee of our company. None of our executive officers currently serves, or in the past year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving on our Board of Directors or Compensation Committee.
Considerations in Evaluating Director Nominees
Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, including director candidates nominated by stockholders, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation, issues of character, integrity, judgment, independence, area of expertise, experience, length of

Asana 2026 Proxy Statement	19

Board of Directors and Corporate Governance	Table of Contents
service, potential conflicts of interest, and other commitments. The Nominating and Corporate Governance Committee requires the following minimum qualifications to be satisfied by any nominee for a position on the Board of Directors: high personal and professional ethics and integrity, proven achievement and competence in the nominee’s field, the ability to exercise sound business judgment, having skills that are complementary to those of the existing Board, the ability to assist and support management and make significant contributions to our company’s success, and an understanding of the fiduciary responsibilities that are required of a member of the Board and the commitment of time and energy necessary to diligently carry out those responsibilities.
Our Board of Directors believes that our Board of Directors should reflect a broad range of perspectives, and accordingly, our Nominating and Corporate Governance Committee considers a broad range of candidates with a variety of experiences when evaluating director nominees. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of directors with a broad range of viewpoints. Our Nominating and Corporate Governance Committee also considers these and other factors as it oversees the annual Board of Directors and committee evaluations. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.
Stockholder Recommendations for Nominations to the Board of Directors
Our Nominating and Corporate Governance Committee will consider candidates for director recommended by stockholders holding at least one percent (1%) of the fully diluted capitalization of our company continuously for at least twelve (12) months prior to the date of the submission of the recommendation, so long as such recommendations comply with our restated certificate of incorporation and bylaws and applicable laws, rules, and regulations, including those promulgated by the SEC. Our Nominating and Corporate Governance Committee will evaluate such recommendations in accordance with its charter, our bylaws, our policies and procedures for director candidates, as well as the regular director nominee criteria described above. This process is designed to ensure that our Board of Directors includes members with a broad range of perspectives, skills, and experience, including appropriate financial and other expertise relevant to our business. Eligible stockholders wishing to recommend a candidate for nomination should contact our Corporate Secretary and General Counsel or our Legal Department in writing at the address set forth below. Such recommendations must include information about the candidate, a statement of support by the recommending stockholder, evidence of the recommending stockholder’s ownership of our common stock, and a signed letter from the candidate confirming willingness to serve on our Board of Directors. Our Nominating and Corporate Governance Committee has discretion to decide which individuals to recommend for nomination as directors.
Under our bylaws, stockholders may also nominate persons for our Board of Directors. Any nomination must comply with the requirements set forth in our bylaws and should be sent in writing to our Corporate Secretary and General Counsel or our Legal Department at Asana, Inc., 633 Folsom Street, Suite 100, San Francisco, California 94107. To be timely for our 2027 annual meeting of stockholders, our Corporate Secretary and General Counsel or Legal Department must receive the nomination no earlier than February 8, 2027 and no later than March 10, 2027.
Communications with the Board of Directors
Interested parties wishing to communicate with our Board of Directors or with an individual member or members of our Board of Directors may do so by writing to our Board of Directors or to the particular member or members of our Board of Directors, and mailing the correspondence to our Corporate Secretary and General Counsel at Asana, Inc., 633 Folsom Street, Suite 100, San Francisco, California 94107. Our Corporate Secretary and General Counsel or Legal Department, in consultation with appropriate members of our Board of Directors as necessary, will review all incoming communications and, if appropriate, such communications will be forwarded to the appropriate member or members of our Board of Directors, or if none is specified, to the Chair of our Board of Directors or the Lead Independent Director if the Chair of the Board is not independent.
Corporate Governance Guidelines and Code of Conduct and Ethics
Our Board of Directors has adopted Corporate Governance Guidelines that address items such as the qualifications and responsibilities of our directors and director candidates and corporate governance policies and standards applicable to us in general. In addition, our Board of Directors has adopted a Code of Conduct and Ethics that applies to all of

20	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance
our employees, officers, and directors, including our CEO, Chief Financial Officer, and other executive and senior financial officers. The full text of our Corporate Governance Guidelines and our Code of Conduct and Ethics is posted on our Investor Relations website at https://investors.asana.com/governance/governance-documents. We will post any amendments to our Corporate Governance Guidelines and/or Code of Conduct and Ethics or waivers of our Code of Conduct and Ethics for directors and executive officers on the same website.
Risk Management and Oversight of Risk Management
Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, cybersecurity, legal and compliance, and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the Company faces, while our Board of Directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. In its risk oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are appropriate and functioning as designed.
Our Board of Directors believes that open communication between management and our Board of Directors is essential for effective risk management and oversight. Our Board of Directors meets with our CEO and other members of our senior management team at quarterly meetings of our Board of Directors and at such other times as they deem appropriate, where, among other topics, they discuss risks facing the Company and risk management strategy.
While our Board of Directors is ultimately responsible for risk oversight, our Board committees assist our Board of Directors in fulfilling certain risk oversight responsibilities. Our Audit Committee assists our Board of Directors in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures as well as financial, accounting, investment and tax risk, including anti-fraud measures, and cybersecurity and information technology risk. Our Audit Committee discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our Audit Committee also reviews our major financial risk exposures and the steps management has taken to monitor and control these exposures. Our Audit Committee also monitors certain key risks on a regular basis throughout the fiscal year, such as risks associated with internal control over financial reporting and liquidity risks. Our Nominating and Corporate Governance Committee assists our Board of Directors in fulfilling its risk oversight responsibilities with respect to the management of risks associated with board organization, membership and structure, and corporate governance. Our Compensation Committee assesses risks created by the incentives inherent in our compensation policies.
In connection with its reviews of the operations of our business, our Audit Committee and our Board of Directors oversee and evaluate the primary risks associated with our business including, for example, strategic planning and cybersecurity. Our Board of Directors appreciates the evolving nature of our business and industry and is actively involved with monitoring new threats and risks as they emerge.
At periodic meetings of our Board of Directors and its committees, management reports to and seeks guidance from our Board and its committees with respect to the most significant risks that could affect our business, such as legal risks, cybersecurity matters, risks related to ESG Matters, information security and privacy risks, and financial, tax, and compliance related risks. In addition, among other matters, management provides our Audit Committee periodic reports on our compliance programs and investment policy and practices.
Insider Trading Policy and Prohibition on Hedging, Short Sales, and Pledging
Our insider trading policy, which applies to all of our directors, officers, employees, and agents (such as consultants and contractors), is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any applicable NYSE listing standards, and expressly prohibits them from purchasing or selling our securities while in possession of material, non-public information, or otherwise using such information for their personal benefit.
The policy prohibits hedging or similar transactions designed to decrease the risks associated with holding our Class A common stock. In addition, our insider trading policy prohibits trading in derivative securities related to our Class A common stock, which include publicly traded call and put options, engaging in short selling of our Class A common stock, holding our Class A common stock in a margin account, and pledging our shares as collateral for a loan.
A copy of our insider trading policy was filed as an exhibit to our Annual Report on Form 10-K for our fiscal year ended January 31, 2025, as filed with the SEC on March 18, 2025.

Asana 2026 Proxy Statement	21

Board of Directors and Corporate Governance	Table of Contents
Non-Employee Director Compensation
Our Board of Directors adopted a Non-Employee Director Compensation Policy effective September 30, 2020, or the Effective Date, and most recently amended on May 24, 2023, which provides for the following compensation to directors who are not also serving as an employee or consultant to us:
Annual Cash Compensation

Annual Cash Retainer ($)

Annual retainer	30,000
Additional retainer for independent chair or, if chair is not independent, lead independent director	15,000
Additional retainer for Audit Committee chair	20,000
Additional retainer for Audit Committee non-chair member	10,000
Additional retainer for Compensation Committee chair	12,000
Additional retainer for Compensation Committee non-chair member	6,000
Additional retainer for Nominating and Corporate Governance Committee chair	7,500
Additional retainer for Nominating and Corporate Governance Committee non-chair member	3,750
Equity Compensation
In addition to cash compensation, each non-employee director is eligible to receive restricted stock unit awards granted under our 2020 Equity Incentive Plan, which provides, among other things, that the aggregate value of all compensation granted or paid, as applicable, to any individual for service as a non-employee director with respect to any calendar year, including awards granted and cash fees paid by us to such non-employee director, will not exceed (1) $750,000 in total value or (2) in the event such non-employee director is first appointed or elected to our Board of Directors during such calendar year, $1,000,000 in total value, in each case, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.
Initial Award. Each new non-employee director elected or appointed to our Board of Directors after the Effective Date will be granted an initial, one-time restricted stock unit award with a grant date fair value of $350,000, which will vest in equal annual installments such that the initial award will be fully vested on the third anniversary of the grant date, subject to the non-employee director’s continuous service through each vesting date.
Annual Awards. On the date of each annual meeting of stockholders of our company after the Effective Date, each non-employee director who has served as a non-employee director for more than six months as of such date and who continues to serve on our Board of Directors following the date of such meeting will be granted a restricted stock unit award with a grant date fair value of $175,000, which will vest on the first anniversary of the grant date, provided that the annual award will, in any case, become fully vested on the date of our next annual stockholder meeting, subject to the non-employee director’s continuous service through such vesting date.
Change in Control. Initial awards and annual awards granted under the Non-Employee Director Compensation Policy vest in full upon a “change in control,” as defined in our 2020 Equity Incentive Plan.
Stock Ownership Policy. In May 2023, to further align the interests of our directors with those of our stockholders, our Board of Directors adopted a stock ownership policy applicable to each of our non-employee directors. The policy requires that each of our non-employee directors achieve a level of ownership of at least five times the annual Board retainer for regular service on the Board as a member, not inclusive of any annual cash retainers paid for Board committee service, by the later of February 28, 2029 or the fiscal year during which such director achieves the fifth anniversary of their initial election by stockholders.
Holding Period. Initial awards and annual awards granted under the Non-Employee Director Compensation Policy prior to May 24, 2023 are subject to a holding period and the shares subject to such awards shall not be issued or

22	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance
delivered to non-employee directors until the earlier to occur of (1) the first anniversary of the applicable vesting date in the case of initial awards or the second anniversary of the vesting date in the case of annual awards or (2) a “change in control event” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended, or the Code (such holding periods, the “Director Initial Grant Holding Period” and the “Director Annual Grant Holding Period” respectively).
In connection with the adoption of the stock ownership policy, as described above, initial awards and annual awards granted to our non-employee directors on or after May 24, 2023 are no longer subject to the Director Initial Grant Holding Period or the Director Annual Grant Holding Period.
Election to Receive Equity in Lieu of Cash Retainer. Each non-employee director may elect to receive fully vested shares of our Class A common stock in lieu of their annual cash compensation. Such shares are issued on a quarterly basis, in arrears, and the number of such shares is calculated by dividing (1) the aggregate amount of cash compensation otherwise payable to such director by (2) the closing sale price per share of the Class A common stock on the last day of the fiscal quarter in which the service occurred, rounded down to the nearest whole share.
Directors’ Deferred Compensation Plan
Pursuant to our Directors’ Deferred Compensation Plan, our non-employee directors may elect to defer a set percentage of their cash and/or equity compensation. Deferred cash compensation is credited to a non-interest-bearing cash account or a stock account, at the director’s election.
Deferred equity compensation is credited on a one-to-one basis to a stock unit account. Stock unit accounts represent the right to receive shares of our Class A common stock, with the number of shares credited to stock accounts for deferred cash compensation calculated by dividing (1) the aggregate amount of cash compensation deferred by the director by (2) the closing sales price per share of the Class A common stock on the deferral date. All deferred amounts are payable in a lump sum on the earliest to occur of the director’s termination of service, the director’s death, a change in control (as defined in the Directors’ Deferred Compensation Plan) or, if elected by the director, a fixed payment date.
Non-Employee Director Compensation for Fiscal Year 2026
The following tables provide information regarding the total compensation that was earned by each of our non-employee directors in our fiscal year ended January 31, 2026.
Mr. Moskovitz, who served as our CEO until July 2025 and became eligible to receive compensation as a non-employee director in our fiscal year ended January 31, 2026, has elected to waive all equity and cash compensation under the Non-Employee Director Compensation Plan.
Mr. Rogers, our CEO, serves as a director but does not receive any compensation for his service as a director under our Non-Employee Director Compensation Policy due to his current status as an employee. See the section titled “Executive Compensation” for additional information about all other compensation paid to Mr. Rogers.

Director	Fees Earned or Paid in Cash(1) ($)	Stock Awards(2) ($)	Total ($)

Krista Anderson-Copperman(3)	52,000	175,000	227,000
Marc Boroditsky(4)	28,979	349,996	378,975
Sydney Carey(5)	56,000	175,000	231,000
Matthew Cohler(6)	33,750	175,000	208,750
Adam D’Angelo(7)	30,000	175,000	205,000
Andrew Lindsay(8)	47,500	175,000	222,500
Dustin Moskovitz	—	—	—
Lorrie Norrington(9)	58,750	175,000	233,750
Justin Rosenstein(10)	30,000	175,000	205,000

Asana 2026 Proxy Statement	23

Board of Directors and Corporate Governance	Table of Contents
(1)This column represents the amount of all fees earned or paid in cash for services as a director. See the “Equity Granted in Lieu of Cash Retainers” table below for the amounts earned in cash that our directors elected to receive in shares of our Class A common stock.
(2)Amounts reported represent the aggregate grant date fair value of restricted stock unit awards, or RSUs, granted to our directors during the fiscal year ended January 31, 2026 under our 2020 Equity Incentive Plan, computed in accordance with ASC Topic 718. These awards represent the right to receive shares of our Class A common stock equal in value to $175,000 or, with respect to Mr. Boroditsky, an initial director grant equal in value to $350,000, determined based on the closing price per share of our Class A common stock on the grant date, and rounded down to the nearest whole share. The grant date fair value is calculated based on the number of shares granted subject to the awards, multiplied by the closing price per share of our Class A common stock on the grant date. With respect to deferral elections made under our Deferred Compensation Plan, which allows for the accumulation of fractional shares, the right to receive shares of our Class A common stock equal to the difference in value between $175,000 and the grant date fair value was credited to the stock unit account for Ms. Norrington. The assumptions used in calculating the grant date fair value of the stock awards reported in this column are set forth in the notes to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. This amount does not reflect the actual economic value that may be realized by the non-employee director.
(3)As of January 31, 2026, Ms. Anderson-Copperman’s outstanding equity awards consisted of: (a) 13,089 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) in full upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan), in either case, subject to her continuous service through the applicable vesting date and; (b) 6,555 shares of our Class A common stock subject to vested RSUs that remain subject to the Director Initial Grant Holding Period and therefore have not yet been delivered to Ms. Anderson-Copperman.
(4)As of January 31, 2026, Mr. Boroditsky’s outstanding equity awards consisted of 23,271 shares of our Class A common stock subject to unvested RSUs that will vest (i) in equal annual installments over a three-year period such that the grant will be fully vested on the third anniversary of the date of grant or (ii) in full upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan), in either case, subject to his continuous service through the applicable vesting date.
(5)As of January 31, 2026, Ms. Carey's outstanding equity awards consisted of: 13,089 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) and, upon vesting, will be subject to the Director Annual Grant Holding Period, in either case, subject to her continuous service through the applicable vesting date.
(6)As of January 31, 2026, Mr. Cohler’s outstanding equity awards consisted of: 13,089 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan), in either case, subject to his continuous service through the applicable vesting date.
(7)As of January 31, 2026, Mr. D’Angelo’s outstanding equity awards consisted of: 13,089 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan), in either case, subject to his continuous service through the applicable vesting date.
(8)As of January 31, 2026, Mr. Lindsay’s outstanding equity awards consisted of: 13,089 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan), in either case, subject to his continuous service through the applicable vesting date.
(9)As of January 31, 2026, Ms. Norrington’s outstanding equity awards consisted of: 13,089 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan) in either case, subject to her continuous service through the applicable vesting date. Pursuant to the Directors’ Deferred Compensation Plan, Ms. Norrington elected to defer receipt of (a) all of her director fees earned on or after January 1, 2026 and (b) all of her equity compensation earned on or after January 1, 2026.
(10)As of January 31, 2026, Mr. Rosenstein’s outstanding equity awards consisted of: (a) 13,089 shares of our Class A common stock subject to unvested RSUs that will vest (i) on the first anniversary of the date of grant or (ii) upon a Change in Control (as defined in the Company’s 2020 Equity Incentive Plan), in either case, subject to his continuous service through the applicable vesting date; and (b) 575,984 shares of our Class A common stock issuable upon the exercise of stock options, all of which are early exercisable and 478,784 of which are vested as of such date.

24	Asana 2026 Proxy Statement

Table of Contents	Board of Directors and Corporate Governance
Equity Granted in Lieu of Cash Retainers
The following table shows the amount of cash compensation earned during fiscal year 2026 that each director elected to receive in shares of our Class A common stock (rounded to the nearest whole dollar) and the number of shares received, excluding adjustments for dividend equivalents.

Director	Cash Fees Paid in Class A Common Stock at Director’s Election(1) ($)	Number of Shares of Class A Common Stock Received in Lieu of Cash(1) (#)

Krista Anderson-Copperman	52,000	3,883
Marc Boroditsky	—	—
Sydney Carey	56,000	2,816
Matthew Cohler	33,750	2,519
Adam D’Angelo	30,000	2,238
Andrew Lindsay	—	—
Dustin Moskovitz	—	—
Lorrie Norrington(2)	58,750	4,388
Justin Rosenstein	30,000	—
(1)The number of shares of our Class A common stock received in lieu of cash was calculated based on the closing price of a share of our Class A common stock on (a) April 30, 2025 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the first quarter of fiscal year 2026, (b) July 31, 2025 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the second quarter of fiscal year 2026, (c) October 31, 2025 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the third quarter of fiscal year 2026, and (d) January 31, 2026 with respect to shares of our Class A common stock received in lieu of cash for a non-employee director’s service during the fourth quarter of fiscal year 2026.
(2)Pursuant to the Directors’ Deferred Compensation Plan, Ms. Norrington elected to defer receipt of all of her director fees earned on or after January 1, 2021, including 4,388 shares of our Class A common stock issuable to Ms. Norrington in lieu of cash fees earned in fiscal year 2026 pursuant to our Non-Employee Director Compensation Policy. 50,868 shares deferred under Ms. Norrington’s deferral election were released to her on January 1, 2026 per her deferral agreement. Subsequently, pursuant to the Directors’ Deferred Compensation Plan, Ms. Norrington elected to defer receipt of (a) all of her director fees earned on or after January 1, 2026 and (b) all of her equity compensation earned on or after January 1, 2026 pursuant to our Non-Employee Director Compensation Policy.

Asana 2026 Proxy Statement	25

Corporate Responsibility and Sustainability
At Asana, our mission is to help humanity thrive by enabling the world’s teams to work together effortlessly. When it comes to solving the world's most pressing challenges, the solution lies in working better and smarter, together. At Asana, we're dedicated to empowering teams to make significant strides for people, the planet, and their organizations.
Our platform is designed for leaders, innovators, and problem-solvers, facilitating crucial discussions and workflows on vital issues that benefit humanity. We harness powerful, AI-enabled solutions to take the guesswork out of strategic planning so people can thrive and focus on achieving their goals.
Like all companies, we intend to create great returns for our stockholders. We are also deeply committed to benefiting all our stakeholders: our customers, our employees, our partners, our communities, the environment, and humanity.
We built Asana because the work people do together matters. From curing diseases and developing clean energy to building local schools and creating global movements, progress depends on teamwork. This is why it’s mission-critical that our company culture enables employees to do their most impactful work as effortlessly as possible, so we can empower even more of the world’s organizations to achieve their own missions.
Our Operating Principles
From the very beginning, we’ve been intentional about how we build our culture at Asana, and our company operating principles are its foundation. They guide us on how we show up and work together so we can achieve our mission. Particularly during this time of transformational AI-powered change, it’s critical to have a north star that guides our work as we scale, which we believe will ultimately help us to achieve our mission. Our operating principles help us make it happen.

Know Your Customer	Cut to the Core	Get to Beta	Solve it Together	Act Like You Own It	Start with Heart

26	Asana 2026 Proxy Statement

Table of Contents	Corporate Responsibility and Sustainability
Culture and Belonging
We believe that by creating an inclusive environment, we are better positioned to achieve our mission. Investing in talent development and retention programs helps ensure that every employee at Asana can thrive and feel a sense of belonging in order to achieve their best work. Our mission-driven culture, rooted in our values and powered by our global workforce, enables us to successfully understand and meet the demands of our broad customer base worldwide.
Supporting and enabling employees from a variety of backgrounds to grow in their journey as Asanas in turn allows us to better support and serve a greater number of customers across an increasingly wide range of regions and industries. Recent initiatives to support breadth in our workforce through development and retention include recruiting from non-technology backgrounds, offering career sponsorship, and our peer mentorship programs.
We also offer a variety of benefits designed to support Asanas in every stage of life, at home and in-office. These include:
•Health and Well-Being: Accessible mental health and wellness benefits through an online platform that connects employees and their dependents around the world to mental healthcare options, as well as either a fitness reimbursement or gym access dependent on location, all helping employees to better bring their best self to work.
•Family Forming and Childcare: We have intentionally designed our global benefits and time off programs to support working parents, including offering a minimum of 16 weeks of paid parental leave, providing a family forming reimbursement benefit, and giving employees access to childcare and caregiving services.
•Community Creation: Our employee resource groups, which are open to all employees, represent a range of interests and enable employees to support each other and grow together in their journey as Asanas.
•Career Growth Budget: We believe in the symbiotic relationship between company and employee, where investment in development leads to high-impact business outcomes. Our annual reimbursement for eligible content and experience expenses allows us to enable individual skill development.
We believe that empowering all of our employees to develop in their careers not only helps us retain talent but also helps us meet customer needs better as employees in turn develop in their journey using our products. Our platform is designed to scale and expand with organizations according to need and we are committed to offering that same supportive growth opportunity to our employees.
Impact of Culture
We focus on impact and results at Asana. We firmly believe that a strong and positive culture is the foundation for driving exceptional business results. During 2025, we were recognized with the following awards that highlight our unwavering dedication to co-creating an environment where our employees thrive and, ultimately, drive the growth and success of our customers.
•Newsweek - America’s Greatest Workplaces by State (California);
•Newsweek - America’s Greatest Workplaces in Tech;
•Forbes - America’s Best Employers for Company Culture; and
•Forbes - America’s Best Midsize Employers.
These achievements are a testament to the value we place on ensuring that Asana employees are connected to our mission and enable us to attract and retain top talent globally.

Asana 2026 Proxy Statement	27

Corporate Responsibility and Sustainability	Table of Contents

We focus on impact and results at Asana. We bring our culture to life in the following ways to enable our employees to do their most impactful work as effortlessly as possible.

1.	Growth and Impact

We invest deeply in employee growth and impact, from onboarding to ongoing learning and development opportunities. From day one, Asana employees have clarity on how to increase their impact by leveraging our team success guides, participating in annual Growth & Impact conversations and quarterly check-ins, and giving and receiving peer feedback regularly through our Anytime Feedback program. We also provide conscious leadership training for all employees. Career growth today isn’t always linear, which is why we believe in giving employees multiple pathways and opportunities to make an impact and further their professional development at Asana. Our Areas of Responsibility (AOR) system empowers employees to take ownership and responsibility over parts of the business that stretch them beyond their job description and give them exposure to new opportunities and cross-functional teams.

2.	Clarity

We believe that clarity and transparency in the workplace require both great technology and a company culture grounded in openness. At quarterly Q&As and company-wide All Hands meetings, the leadership team speaks openly about the state of the company, sharing financial insights, growth metrics, and news. Through our Goals feature in our product, we can provide real-time transparency on achieving our annual high-level priorities company-wide so every employee at Asana understands our shared objectives and how their day-to-day work contributes to achieving those goals, and ultimately, our mission. Keeping employees in the know at every step of the way builds ongoing trust and confidence in our leadership and company.

3.	Co-Creation

Just as we continuously improve the Asana product, we believe in continuously improving and co-creating our culture - we believe in soliciting feedback from our employees throughout the year. Each year, we conduct two company-wide engagement surveys to gain insight into how employees are experiencing life at Asana. These surveys help us surface areas that need improvement, and we use survey feedback to co-create plans to address areas to improve and strengthen our culture. Additionally, our Global People Advisory Board, which includes leaders from across the company, regularly leverages employee feedback as well as data from engagement surveys, to ensure that leaders and managers are aware of the issues that are top of mind for employees and taking the appropriate steps to address them.

28	Asana 2026 Proxy Statement

Table of Contents	Corporate Responsibility and Sustainability
Building a Sustainable Business
Achieving our mission to help humanity thrive also means we are mindful of our responsibility for our impact on the environment that our employees and customers live and work in.
We are taking steps to make our planet safer and cleaner by being thoughtful and responsible in our operations. We purchase 100% renewable electricity for our offices and have achieved carbon neutrality across our direct operations and certain parts of our value chain, specifically business travel, employee commuting, and data centers. Our global headquarters in San Francisco, California is certified to the Leadership in Energy and Environmental Design (LEED) Gold standard and many of our international offices have obtained green building certifications and ratings.
Our global real estate strategy takes into account proximity to public transportation options so that our employees can choose how they want to commute to the office. To encourage the use of public transportation, where possible, we offer public transit subsidies and a monthly bicycle credit for employees who commute to the office.
We also measure our global greenhouse gas emissions and report our metrics in accordance with the Sustainability Accounting Standards Board Standards, and with reference to the Global Reporting Initiative Standards. These disclosures are available via our annual Environmental, Social, and Governance Report.
Long-Term Stock Exchange
In addition to being listed on the New York Stock Exchange, in August 2021 we became one of the first companies to list our shares on the Long-Term Stock Exchange, or the LTSE. The LTSE is an SEC-registered national securities exchange built for companies focused on long-term thinking. As an LTSE-listed company, we must publish policies that focus on value creation and stockholder engagement over time and commit to the LTSE’s listing principles. Copies of our LTSE Policies are available on our Investor Relations website at https://investors.asana.com/governance/governance-documents.
Code of Conduct and Ethics
At Asana, we want to make sure that all Asanas not only feel a sense of belonging, but also thrive in a work environment that is ethical and respectful towards employees, candidates, Board members, contractors, customers, vendors, and all beings. Simply put, we want all members of the Asana community to do the right thing when interacting with each other and our business. To that end, we adopted a Code of Conduct and Ethics that applies to all of our employees, contractors, officers, and directors.
Our Code of Conduct and Ethics contains guidelines for what doing the right thing looks like at Asana, how to conduct our business with the highest standards for integrity and respect, avoiding actual or apparent conflicts of interest, complying with the law and Asana’s policies, and what to do if a potential violation occurs. We also encourage our employees to report suspected policy violations through our anonymous Ethics and Compliance Helpline. Our Code of Conduct and Ethics is available on our Investor Relations website at https://investors.asana.com/governance/governance-documents.

Asana 2026 Proxy Statement	29

Election of Directors
Our Board of Directors is currently comprised of ten members. In accordance with our restated certificate of incorporation, our Board of Directors is divided into three staggered classes of directors. At the Annual Meeting, three Class III directors will be elected for a three-year term to succeed the same class whose term is then expiring. As previously disclosed, Adam D’Angelo has informed the Company that he will not stand for re-election as a director at the Annual Meeting and Matthew Cohler and Lorrie Norrington have informed the Company that they intend to resign as directors effective at the conclusion of the Annual Meeting. The size of our Board of Directors will be automatically reduced to seven members in connection with their departures.
Each director’s term continues until the election and qualification of their successor, or such director’s earlier death, resignation, or removal. Any increase or decrease in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of our directors. This classification of our Board of Directors may have the effect of delaying or preventing changes in control of our company.
Nominees
Our Nominating and Corporate Governance Committee has recommended, and our Board of Directors has approved the following nominees for election as Class III directors at the Annual Meeting:
•Krista Anderson-Copperman;
•Sydney Carey; and
•Dan Rogers.
If elected, each of Mses. Anderson-Copperman and Carey, and Mr. Rogers will serve as Class III directors until our 2029 annual meeting of stockholders and until their successors are duly elected and qualified. Each of the nominees is currently a director of our company. For information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”
If you are a stockholder of record and you sign your proxy card or vote by telephone or over the Internet but do not give instructions with respect to the voting of directors, your shares will be voted “For” the election of Mses. Anderson-Copperman and Carey, and Mr. Rogers. We expect that each of the director nominees will accept such nomination; however, in the event that a director nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by our Board of Directors to fill such vacancy. If you are a street name stockholder and you do not give voting instructions to your broker, bank, or other nominee, your broker, bank, or other nominee will leave your shares unvoted on this matter.

Vote Required
The election of directors requires a plurality of the voting power of the shares of our common stock present in person or by proxy and entitled to vote thereon at the Annual Meeting to be approved. Broker non-votes will have no effect on this proposal.

The Board of Directors recommends a vote “FOR” each of the nominees named above.

30	Asana 2026 Proxy Statement

Ratification of Appointment of Independent Registered Public Accounting Firm
Our Audit Committee has appointed PricewaterhouseCoopers LLP, or PwC, independent registered public accountants, to audit our consolidated financial statements for our fiscal year ending January 31, 2027. During our fiscal year ended January 31, 2026, PwC served as our independent registered public accounting firm.
Notwithstanding the appointment of PwC, and even if our stockholders ratify the appointment, our Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our Audit Committee believes that such a change would be in the best interests of our company and our stockholders.
At the Annual Meeting, our stockholders are being asked to ratify the appointment of PwC as our independent registered public accounting firm for our fiscal year ending January 31, 2027. Our Audit Committee is submitting the appointment of PwC to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Representatives of PwC will be present at the Annual Meeting, and they will have an opportunity to make a statement and will be available to respond to appropriate questions from our stockholders.
If our stockholders do not ratify the appointment of PwC, our Audit Committee may reconsider the appointment.
Audit and Related Fees
The following table presents fees for professional audit services and other services rendered to our company by PwC for our fiscal years ended January 31, 2025 and 2026.

	Fiscal Year

(in thousands)	2026 ($)	2025 ($)

Audit Fees(1)	2,332	2,830
Audit-Related Fees	—	—
Tax Fees(2)	200	191
All Other Fees(3)	2	2
Total Fees	2,534	3,023
(1)Audit Fees consist of professional services provided in connection with the audit of our annual consolidated financial statements and the review of our unaudited quarterly consolidated financial statements.
(2)Tax Fees consist of fees for professional services for tax compliance, tax advice and tax planning. These services include consultation on tax matters and assistance regarding federal, state, and international tax compliance.
(3)All Other Fees consist of aggregate fees billed for products and services provided by the independent registered public accounting firm other than those disclosed above, which include subscription fees paid for access to online accounting research software applications and data and permissible advisory services.

Asana 2026 Proxy Statement	31

Proposal 2	Table of Contents
Auditor Independence
Pursuant to its charter and the policy described further below, our Audit Committee pre-approves audit and non-audit services rendered by our independent registered public accounting firm, PwC. Our Audit Committee has determined that the rendering of non-audit services by PwC is compatible with maintaining the independence of PwC.
Audit Committee Policy on Pre-Approval of Audit and Permissible
Non-Audit Services of Independent Registered Public Accounting Firm
Our Audit Committee has established a policy governing our use of the services of our independent registered public accounting firm. Under this policy, our Audit Committee is required to pre-approve all audit and non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair the public accountants’ independence. All services rendered by PwC for our fiscal years ended January 31, 2025 and January 31, 2026 were pre-approved by our Audit Committee.
Vote Required
The ratification of the appointment of PwC as our independent registered public accounting firm requires the affirmative vote of a majority of the voting power of the shares of our common stock entitled to vote thereon that are present in person or by proxy at the Annual Meeting and are voted for or against this proposal. Abstentions and broker non-votes will each have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP.

32	Asana 2026 Proxy Statement

Report of the Audit Committee
The Audit Committee is a committee of the Company’s Board of Directors comprised solely of independent directors as required by the listing standards of each of the NYSE and the LTSE as well as the rules and regulations of the Securities and Exchange Commission, or the SEC. The Audit Committee operates under a written charter approved by the Company’s Board of Directors, which is available on the Company’s Investor Relations website at https://investors.asana.com/governance/governance-documents. The composition of the Audit Committee, the attributes of its members, and the responsibilities of the Audit Committee, as reflected in its charter, are intended to be in accordance with applicable requirements for corporate audit committees. The Audit Committee reviews and assesses the adequacy of its charter and the Audit Committee’s performance on an annual basis.
With respect to the Company’s financial reporting process, the management of the Company is responsible for (1) establishing and maintaining internal controls and (2) preparing the Company’s consolidated financial statements. The Company’s independent registered public accounting firm, PricewaterhouseCoopers, or PwC, is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. It is the responsibility of the Audit Committee to oversee these activities. It is not the responsibility of the Audit Committee to prepare the Company’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the Audit Committee has:
•reviewed and discussed the audited financial statements with management and PwC;
•discussed with PwC the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board and the SEC; and
•received and reviewed the written communication from PwC required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence.
Based on the Audit Committee’s review and discussions with management and PwC, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended January 31, 2026 for filing with the Securities and Exchange Commission.
Respectfully submitted by the members of the Audit Committee of the Board of Directors:
•Sydney Carey (Chair)
•Krista Anderson-Copperman
•Andrew Lindsay
•Lorrie Norrington

This report of the Audit Committee is required by the SEC and, in accordance with the SEC’s rules, will not be deemed to be part of or incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Act, or under the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that we specifically incorporate this information by reference, and will not otherwise be deemed “soliciting material” or “filed” under either the Securities Act or the Exchange Act.

Asana 2026 Proxy Statement	33

Advisory Vote to Approve the Compensation of our Named Executive Officers
As required by Section 14A of the Securities Exchange Act of 1934 (which was added by the Dodd-Frank Wall Street Reform and Consumer Protection Act and the related rules of the SEC, or the Dodd-Frank Act), we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers at the Annual Meeting. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on the design and operation of our executive officers compensation program. We currently hold our advisory say-on-pay vote every year. Stockholders will have an opportunity to cast an advisory vote on the frequency of the say-on-pay votes at least every six years. We currently expect that the next advisory vote on the frequency of the say-on-pay votes will occur at the 2028 annual meeting of stockholders.
Asana’s named executive officer compensation program is designed to attract, reward and retain the caliber of executive officers needed to ensure our continued growth and progress towards profitability. This vote is not intended to address any specific item of compensation or the compensation of any specific named executive officer, but rather the overall compensation of all of our named executive officers described in this proxy statement. The compensation of our named executive officers is disclosed in the section of this proxy statement titled “Executive Compensation”, which consists of the Compensation Discussion and Analysis, the Summary Compensation Table, the ancillary compensation tables, and the related narrative disclosure contained therein. We believe that our named executive officer compensation program is competitive within our industry and strongly aligned with the long-term interests of our stockholders. Our Compensation Committee regularly reviews the compensation program for our named executive officer compensation program to ensure that it achieves the desired goals of aligning our named executive officer compensation structure with our stockholders’
interests, advancement of achieving our mission, and current market practices.
For these reasons, our Board recommends a vote in favor of the following resolution:

“RESOLVED, that the stockholders of Asana, Inc. (the “Company”) approve, on an advisory basis, compensation paid to the Company’s named executive officers, as disclosed in this proxy statement for the 2026 Annual Meeting, pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative disclosures.”

Vote Required
As an advisory vote, this proposal is not binding upon the Company, our Board or our Compensation Committee. Notwithstanding the advisory nature of this vote, our Board and our Compensation Committee, which is responsible for designing and overseeing our named executive officer compensation program, value the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our executive officers. Furthermore, Asana’s stockholders are welcome to bring any specific concerns regarding executive compensation to the attention of our Board at any time throughout the year. Approval of this proposal requires the affirmative vote of a majority of the votes present and entitled to vote on the proposal that are present in person or by proxy at the Annual Meeting and are voted for or against this proposal. Stockholders may vote “for” or “against” the proposal, or they may abstain from voting on the proposal. Abstentions and broker non-votes will each have no effect on the outcome of this proposal.

The Board of Directors recommends a vote “FOR” approving the compensation of the named executive officers.

34	Asana 2026 Proxy Statement

Executive Officers
The following table identifies certain information about our executive officers as of April 20, 2026. Our executive officers are appointed by, and serve at the discretion of, our Board of Directors. There are no family relationships among any of our directors or executive officers.

Name	Age	Position

Dan Rogers	49	Chief Executive Officer
Aziz Megji	44	Chief Financial Officer
Katie Colendich	46	General Counsel and Corporate Secretary
Dan Rogers. Dan Rogers has served as our Chief Executive Officer since July 2025. Prior to joining Asana, Mr. Rogers served as Chief Executive Officer at Catamorphic Co. (also known as LaunchDarkly), a software development platform since February 2023. Previously, Mr. Rogers served as President at Rubrik, a cloud data management and data security company, leading the Products, GTM Strategy, Product Line Sales, Marketing, Strategic Alliances & Corp Development functions, from March 2020 to February 2023. From July 2016 to March 2020, Mr. Rogers was the Chief Marketing Officer of ServiceNow, a cloud computing platform for the creation and management of automated business workflows. Mr. Rogers has also held senior roles at Symantec, Salesforce, Amazon, and Microsoft. Mr. Rogers holds an MBA from Harvard Business School where he graduated as a Baker Scholar and a BSc in Economics from the University of Birmingham.
Aziz Megji. Aziz Megji has served as our Chief Financial Officer since March 2026. Mr. Megji previously served as our Head of Financial Planning & Analysis from December 2024 to March 2026, leading the company’s annual planning, budgeting, forecasting, and performance management processes, as well as overseeing the strategic finance, treasury, investor relations, corporate development, deal desk, and sales compensation functions. Prior to joining Asana, Mr. Megji served as Senior Vice President at RingCentral, Inc., a cloud-based communications SaaS company, from November 2022 to December 2024. Previously, Mr. Megji served as Senior Director of Corporate
Development at Nvidia Corporation, a semiconductor company, from July 2020 to November 2022 and as Vice President of Corporate Development at Hewlett Packard Enterprise Company from December 2014 to July 2020. Mr. Megji holds a Bachelor of Science in Business Administration from Bucknell University.
Katie Colendich. Katie Colendich has served as our General Counsel and Corporate Secretary since January 2026. Ms. Colendich has served in several senior legal leadership roles at Asana beginning in April 2020, most recently as Deputy General Counsel of Corporate & Product/AI Legal and Assistant Corporate Secretary. Prior to joining Asana, Ms. Colendich served as Vice President & Associate General Counsel of Corporate Securities, Finance, and Global Governance at HP, Inc., a printing and personal systems company, from October 2015 to April 2020. Previously, Ms. Colendich served as Director and Senior Counsel of Corporate Securities and Mergers & Acquisitions at Hewlett-Packard Company from October 2013 to October 2015. Earlier in her career, Ms. Colendich practiced at the law firm of O'Melveny & Myers LLP from 2004 to 2013. Ms. Colendich holds a J.D. from the University of Washington, School of Law and graduated cum laude with a B.A. in English and B.S. in Political Science from Santa Clara University.

Asana 2026 Proxy Statement	35

Executive Compensation
Compensation Discussion and Analysis
Introduction
This Compensation Discussion & Analysis, or CD&A, explains our executive compensation program for our named executive officers for the fiscal year ended January 31, 2026, each of whom is identified in the table below. This CD&A also describes our Compensation Committee’s process for making pay decisions, as well as its rationale for specific decisions related to the fiscal year ended January 31, 2026.

Named Executive Officer	Position

Dan Rogers	Chief Executive Officer
Sonalee Parekh	Chief Financial Officer(1)
Katie Colendich	General Counsel and Corporate Secretary
Dustin Moskovitz	Former President and Chief Executive Officer
Eleanor Lacey	Former General Counsel and Corporate Secretary
Anne Raimondi	Former Chief Operating Officer
(1)Ms. Parekh resigned as our Chief Financial Officer effective March 23, 2026, after the conclusion of the relevant fiscal year. Our Board of Directors appointed Aziz Megji as our Chief Financial Officer, effective March 24, 2026.
Executive Summary
A Summary of our Company
Asana is the system of action for work, built for the Agentic Enterprise. We provide a comprehensive solution where humans and AI agents can collaborate effectively so that individuals work smarter, teams move faster, and organizations deliver results. Over 180,000 paying customers across 200 countries and territories use Asana to connect their work to company goals and orchestrate mission critical workflows like product launches, employee onboarding, resource planning, tracking company-wide strategic initiatives and more. By combining institutional memory with a governed execution surface, our platform enables organizations to orchestrate work across human and AI team members. This drives clarity, accountability, and impact across the organization from executives and department heads to the team leads, individuals, and agents delivering the work.
In Asana, the "Who, What, When, and Why" of work is transparent, ensuring that every action, whether taken by a person or an AI agent, is grounded in real business context and aligned to strategic goals.
Our Business Performance in Fiscal Year 2026
We delivered strong business results in fiscal year 2026 that resulted in revenues of $790.8 million and 9% growth year over year, driven by our continued success serving enterprise customers and showing meaningful progress towards profitability. Every year, we define company-wide objectives in order to drive alignment, help us focus, and rally together toward ambitious goals. For fiscal 2026, we set companywide objectives that captured our most critical financial, customer, product, operational, and people-related goals, which we evaluated our performance against throughout the course of the year.

36	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Our Stockholder Return Performance
Asana’s stockholder return in fiscal year 2026 was -50%. From our direct listing in September 2020 through the last day of fiscal year 2026, Asana’s stockholder return was -62%.
Organizational Changes
In June 2025, we announced the appointment of Dan Rogers as CEO and as a member of our Board of Directors, both effective July 21, 2025. Dustin Moskovitz’s last day of service our President and CEO was July 21, 2025. Mr. Moskovitz transitioned to serving solely as a non-employee director and the Chair of our Board. Mr. Moskovitz did not receive any separation benefits in connection with his resignation as our President and CEO.
In November 2025, Eleanor Lacey announced her intention to leave Asana, where she had served as our General Counsel and Corporate Secretary since July 2019. Ms. Lacey’s last day of service as our General Counsel and Corporate Secretary was December 31, 2025. Our Board of Directors appointed Katie Colendich to the role of General Counsel and Corporate Secretary, effective January 1, 2026. In connection with Ms. Lacey’s resignation, we entered into a transition services agreement with Ms. Lacey pursuant to which she served in an employee advisory role with us from January 1, 2026 through March 31, 2026.
In November 2025, Anne Raimondi announced her intention to leave Asana, where she had served as our COO since August 2021. Ms. Raimondi’s last day of service as our COO was December 31, 2025. In connection with Ms. Raimondi’s resignation, we entered into a transition services agreement with Ms. Raimondi pursuant to which she served in an employee advisory role with us from January 1, 2026 through March 31, 2026.
Although Mses. Lacey and Raimondi are not otherwise entitled to receive any severance benefits in connection with their transition and resignation, they each received a severance payment of $1,000 (and solely with respect to Ms. Lacey, the reimbursement of her 2026 California bar dues) pursuant to their transition services agreements as consideration for complying with the terms and conditions of such agreements, their proprietary information and inventions agreements and all of Asana’s policies as further reported and described in the “Summary Compensation Table for Fiscal Year 2026” below.
In February 2026, Sonalee Parekh announced her intention to leave Asana, where she had served as our CFO since September 2024. Ms. Parekh’s last day of service as our
CFO was March 23, 2026. Our Board of Directors appointed Aziz Megji to the role of Chief Financial Officer, effective March 24, 2026.
Key Compensation Decisions and Actions
Our Compensation Committee regularly reviews and considers the elements of our compensation program and makes determinations about appropriate adjustments. Our Compensation Committee also conducts an annual assessment of the compensation of all NEOs, including our CEO. In fiscal year 2026, our Compensation Committee's actions included:
Former CEO Compensation: While serving as CEO, Mr. Moskovitz requested that our Compensation Committee provide him with no cash or equity compensation while serving as CEO except for an annual base salary of $1. Our Compensation Committee evaluated Mr. Moskovitz's request and, in light of his significant ownership position, determined that his financial incentives are strongly aligned with long-term stockholder value, and therefore approved Mr. Moskovitz's request.
Base Salary and RSU Awards for Other Executives: In May 2025, our Compensation Committee approved a program that did not provide salary adjustments to our then-serving NEOs, Eleanor Lacey, Sonalee Parekh, and Anne Raimondi. Our Compensation Committee approved key contributor grants in the form of time-based RSUs to each of our then-serving NEOs, including Mses. Lacey, Raimondi, and Parekh , each with a grant date value of $1.0 million. All of the shares subject to the key contributor grants vested in full on December 20, 2025.
These actions were approved when our Compensation Committee reviewed competitive market data presented by Compensia, an independent consultant to the Compensation Committee, and reviewed the performance results of Asana and each executive officer over the prior fiscal year. The Compensation Committee reviewed the Company’s leadership succession plan at the same time.
New CEO Compensation: In connection with hiring Mr. Rogers as our new Chief Executive Officer starting on July 21, 2025, the Compensation Committee approved Mr. Rogers’ base salary of $650,000 and annual target bonus opportunity of $650,000. Mr. Rogers’ annual bonus was guaranteed for fiscal 2026, prorated based on the number of days he was employed with Asana as we create our first corporate bonus program. The Compensation Committee also approved RSUs with a total grant date value of $18,200,000 and a target number of performance-based RSUs, or PSUs, with a total grant date value of $16,800,000,

Asana 2026 Proxy Statement	37

Executive Compensation	Table of Contents
as further described in this CD&A and reported in the “Summary Compensation Table for Fiscal Year 2026” below. Our Board of Directors and Compensation Committee considered the post-employment compensation arrangements contemplated in Mr. Rogers’ offer letter and further described in the section titled “Severance and Change in Control Benefits” below to be reasonable and necessary to incentivize Mr. Rogers to accept employment as our CEO.
New General Counsel Compensation: In connection with appointing Ms. Colendich as our new General Counsel and Corporate Secretary starting on January 1, 2026, the Compensation Committee approved Ms. Colendich’s base salary of $500,000 and an annual target bonus opportunity equal to 10% of her annual base salary, prorated for fiscal
2026. Ms. Colendich’s offer letter also provides for equity awards to be granted at the beginning of fiscal year 2027, including RSUs with a total grant date value of $420,000 and a target number of PSUs with a total grant date value of $180,000.
New CFO Compensation: In connection with appointing Mr. Megji as our new Chief Financial Officer starting on March 24, 2026, the Compensation Committee approved Mr. Megji’s base salary of $600,000 and an annual target bonus opportunity equal to 35% of his annual salary. Mr. Megji’s offer letter also provides for equity awards to be granted in March of fiscal year 2027, including RSUs with a total grant date value of $4,200,000 and a target number of PSUs with a total grant date value of $1,800,000.

Key Compensation Governance Policies and Practices
We also believe the following policies and practices within our executive compensation program promote sound compensation governance and are in the best interests of our stockholders and executive officers:

What We Do
Encourage long-term equity ownership through our stock ownership policy and multi-year vesting in a majority of equity awards
Engage an independent compensation consultant
Maintain anti-hedging and anti-pledging policies
Provide for “double-trigger” equity award vesting and severance payments and benefits upon a change in control of Asana
Design our compensation program to discourage excessive risk-taking

What We Don’t Do
No tax gross-ups in connection with payments and benefits upon a change in control of Asana
No supplemental executive retirement plans or pension plans
No stock option or stock appreciation rights granted below fair market value of our common stock on the date of grant
No repricing or exchange of underwater stock options without stockholder approval

38	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Our Approach to Executive Compensation
Executive Compensation Philosophy, Objectives and Design
Asana’s executive compensation philosophy is to employ market-competitive compensation programs that reward our executive officers fairly and consistently relative to one another and to the broader employee population, and that promote Asana’s cohesive, collaborative culture.
Our executive compensation program aims to achieve the following primary objectives:
•attract, retain, and reward world-class talent that is motivated by our mission;
•position ourselves strongly against our compensation peers to attract and retain top talent and ensure the competitiveness of our pay packages;
•align the interests of our executive officers with long-term decision-making and minimize incentives for short-term decision-making;
•reflect simplicity as appropriate to promote understanding concerning pay among executives and stockholders; and
•align our executive officers’ interests with those of our long-term stockholders.
Timing of Executive Compensation Decisions
Our annual executive compensation review and adjustments typically occur in the first quarter of the fiscal year. Our Compensation Committee reviews business and individual performance from the prior fiscal year in determining salary adjustments, bonus achievements, and equity awards for the current fiscal year.
In the third quarter of each fiscal year, our Compensation Committee will also review and certify PSUs earned by Mr. Rogers pursuant to his initial PSU award, which includes annual performance periods measured from August 1 through July 31 of each year, as described in the subsection titled “Fiscal 2026 CEO PSU Performance Metrics Overview”.
Elements of Executive Compensation
Our executive compensation program takes a holistic approach designed to attract, motivate, and retain leadership essential to our long-term success. Historically, our program was centered on two components: base salary and long-term incentive compensation. Beginning in fiscal 2026, we reinforced our business strategy and pay-for-performance culture through the implementation of a variable annual performance-based cash bonus opportunity, or Annual Bonus, to each of Mr. Rogers and Ms. Colendich, and a grant of PSUs to Mr. Rogers. Beginning in fiscal 2027, compensation for all of our executive officers, including Aziz Megji, our newly appointed CFO, will include PSUs and an Annual Bonus.
Our program aims to balance three principal components: base salary, annual bonuses, and long-term incentive compensation. We believe that a compensation structure that focuses on short-term cash in the form of a salary and bonus and equity value that includes vesting over time, combined with ongoing stock ownership guidelines, aligns with our long-term philosophy. The following chart summarizes the three principal components of our executive compensation program, their objectives, and key features.

Asana 2026 Proxy Statement	39

Executive Compensation	Table of Contents

Elements	Objectives	Key Features

Base Salary (fixed cash)	Provides financial stability and security through a fixed amount of cash for performing job responsibilities.	Fixed compensation that is periodically reviewed and adjusted if and when appropriate, based on a number of factors (including individual performance and our overall performance), and by reference, in part, to competitive market data provided by our Compensation Committee’s independent compensation consultant.

Annual Bonus (at-risk cash)
Motivates and rewards executives for attaining key short-term priorities tied to long-term business objectives; aligns executives’ interests with stockholder interests by linking pay to Company performance.

In fiscal year 2026, our Compensation Committee began implementing the Annual Bonus program for our new CEO and other executive officers. The Annual Bonus is based on the achievement of pre-defined specific performance metrics by Asana and, as applicable, the individual executive officer. Target Annual Bonus amounts will be reviewed annually and determined based on several factors, including, but not limited to, internal equity and competitive market data. Actual annual bonus amounts will be determined after the end of the fiscal year, based on actual achievement against performance goals.

Long-Term Incentives (at-risk equity in the form of RSUs and PSUs)	Motivates and rewards for long-term Company performance; aligns executive officers’ interests with stockholder interests and changes in stock value. Attracts highly qualified executive officers and supports our retention strategy.
Long-term incentives in the form of equity awards may be granted as appropriate during the year for new hires, promotions, or other special circumstances, such as to encourage retention, or as a reward for significant achievement. The majority of our executive officers’ target total direct compensation is delivered through equity in the form of time-based RSU awards and performance-based RSUs.

The introduction of PSU awards for our CEO in fiscal 2026 and for our new CFO and our new General Counsel in fiscal 2027 further supports our pay for performance philosophy, as the awards are generally earned and vest only if pre-defined Company performance targets are achieved.

Our Compensation Committee believes that long-term incentives in the form of equity awards provide variable and at-risk compensation. We view our equity awards as variable and at-risk because the ultimate value of these awards is based on our stock price performance over an extended period of time, and with respect to PSUs, our key financial metrics. Executive officers are encouraged to hold shares earned through the settlement of equity awards by our stock ownership guidelines.

We also provide our executive officers with severance and change in control related payments and benefits, as well as benefits generally available to all our employees, including retirement benefits under our Section 401(k) plan and participation in various employee health and welfare benefit plans.
The graphics below illustrate at-risk pay versus fixed and time-based pay for Mr. Rogers, our current CEO, and all other NEOs for fiscal year 2026. Compensation data for Mr. Moskovitz, our former CEO whose annual total compensation was $1 for fiscal year 2026, is omitted from the graphics.

CEO
All Other NEOs

■	Time-Based Equity	■	Performance-Based Equity	■	Fixed Cash	■	At-Risk Cash

40	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
How We Determine Executive Compensation
Role of Our Compensation Committee, Management and the Board
Our Compensation Committee is appointed by our Board of Directors and has oversight responsibilities related to our compensation and benefit programs, policies, and practices, administration of our equity compensation plans and in setting the compensation of our executive officers, the non-employee members of our Board of Directors, and other senior management, as appropriate.
Our Compensation Committee is primarily responsible for establishing and reviewing our executive compensation strategy. Our Compensation Committee meets periodically throughout the year to, among other responsibilities, review and evaluate our executive compensation program, and generally determines the principal components of compensation (base salary, bonus, and long-term incentives in the form of equity awards) for our executive officers on an annual basis; however, decisions may occur at other times for new hires, promotions or other special circumstances as our Compensation Committee determines appropriate. Our Compensation Committee does not delegate authority to approve executive officer compensation.
Our Compensation Committee typically reviews base salary, bonuses and “refresh” equity awards for executive officers annually in the first quarter of the fiscal year, following comprehensive reviews of peer company market practices, company and individual performance results, and succession plan considerations (which are completed in the last quarter of the prior fiscal year). We do not maintain a formal policy regarding the timing of equity awards to our executive officers and may award grants at other times including when an executive officer is hired or promoted and at other times our Compensation Committee determines to be appropriate for retention or other purposes. Our Compensation Committee will continue to evaluate its equity grant policies as we continue to evolve and grow as a public company.
Under its charter, our Compensation Committee has the authority to retain or obtain the advice of compensation consultants, independent legal counsel, and other advisors. Our Compensation Committee works with and receives information and analyses from management, including within our legal, finance, and people teams, and considers such information and analyses in determining the structure and amounts of compensation to be paid to our executive officers, including our named executive officers. Our
Compensation Committee also considers recommendations from our CEO regarding the compensation of our executive officers, other than himself. While our CEO discusses his recommendations for other officers with the Compensation Committee, he does not participate in the deliberations concerning, or the determination of, his own compensation. Our Compensation Committee has final authority to make all compensation decisions for our CEO and our executive officers.
From time to time, various other members of management and other employees as well as outside advisors or consultants may be invited by our Compensation Committee to make presentations, provide financial or other background information or advice or otherwise participate in Compensation Committee or Board of Directors meetings.
Members of management, including our CEO, may attend portions of our Compensation Committee’s meetings; however, our CEO is not present during discussions and decisions regarding his compensation.
Role of Compensation Consultant
During fiscal year 2026, our Compensation Committee retained Compensia as its independent compensation consultant due to Compensia’s extensive analytical and compensation expertise with technology companies. In this capacity, Compensia has advised our Compensation Committee on compensation matters, including executive officer and non-employee director compensation design and structure. In fiscal year 2026, Compensia assisted with, among other things:
•developing a group of peer companies to use as a reference in making executive compensation decisions;
•conducting an executive competitive market pay analysis, including for our named executive officers;
•analyzing the equity utilization and reserve practices of our peer companies;
•conducting a risk assessment of our executive compensation policies and practices; and
•advising our Compensation Committee on market and industry trends and developments.
Our Compensation Committee has the sole authority to retain compensation consultants to assist in its evaluation of executive compensation. Compensia makes recommendations to our Compensation Committee but has no authority to make compensation decisions on behalf of our Compensation Committee or the Company. Compensia reports to our Compensation Committee and has direct

Asana 2026 Proxy Statement	41

Executive Compensation	Table of Contents
access to the chairperson and the other members of our Compensation Committee. Beyond data and advice related to executive, equity, and director compensation matters, Compensia did not provide other services to our Company in fiscal year 2026.
Our Compensation Committee has examined whether the work of Compensia as our compensation consultant raised any conflict of interest, taking into account relevant factors in accordance with applicable SEC rules. Based on its analysis, our Compensation Committee determined that the work of Compensia and the individual compensation advisors employed by Compensia does not raise any conflict of interest pursuant to the independence factors and guidance provided in the Dodd-Frank Act, SEC rules, and NYSE and LTSE listing standards.
Use of Competitive Market Data
Our Compensation Committee believes that it is important when making compensation decisions to be informed regarding current practices of comparable public companies with which we compete for top talent. To this end, our Compensation Committee works annually with Compensia to review and revise the list of our peer group companies to be used in connection with assessing compensation practices and pay levels. Our Compensation Committee believes that the competitive market data provided by Compensia, along with other factors, is an important reference point when setting compensation for our executive officers, including our named executive officers, because competition for executive talent is very intense in our industry and the retention of our talented leadership team is critical to our success.
Fiscal Year 2026 Compensation Peer Group
During the last Compensation Committee meeting of fiscal 2025, Compensia proposed, and our Compensation Committee approved, a group of companies that would be appropriate peers for fiscal year 2026 compensation decisions, based on the following criteria:
•Industry: software-related companies with a focus on companies providing software as a service (SaaS).
•Market capitalization: approximately 0.3x to 3x of our market capitalization.
•Revenues: approximately 0.5x to 2.5x of our revenues over the trailing four quarters. At the time, our trailing four quarter revenue was $673 million, and our 30-day average market capitalization was approximately $3.0 billion.
Using the above criteria collectively, Alteryx and Elastic N.V. were removed from our peer group because they were acquired, no longer met the targeted selection criteria for market capitalization and revenue, or were no longer considered comparable from a business perspective. LiveRamp Holdings and Sprinklr were added to our peer group for meeting the targeted selection criteria.
The following 20 companies were identified as appropriately sized for our peer group by our Compensation Committee for the purpose of informing executive pay decisions for fiscal year 2026:

AppFolio	Bill.com Holdings	BlackLine	Braze	Confluent
DigitalOcean Holdings	Fastly	Five9	Freshworks	GitLab
HashiCorp	LiveRamp Holdings	nCino	PagerDuty	Procore Technologies
Qualys	Smartsheet	Sprinklr	Sprout Social	Workiva
Factors Used in Determining Executive Compensation
Our Compensation Committee sets the compensation of our executive officers at levels it determines to be competitive and appropriate for each executive officer, relying on the professional experience and judgment of Compensation Committee members. Pay decisions are not made by use of a formulaic approach or benchmark; rather, our
Compensation Committee believes executive pay decisions require consideration of a multitude of relevant factors which may vary from year to year. In making executive compensation decisions, our Compensation Committee generally takes into consideration the following factors:
•company performance and existing business needs;
•Asana's culture and values;

42	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
•each named executive officer's individual performance, scope of job function and criticality of their skill set;
•the Compensation Committee's independent judgment;
•the need to attract new talent and retain existing talent in a highly competitive industry;
•each named executive officer's current outstanding equity holdings, equity ownership and total compensation;
•our CEO's recommendations;
•aggregate compensation cost and impact on stockholder dilution;
•internal pay equity;
•market data provided by Compensia;
•survey data; and
•recommendations from Compensia, the Compensation Committee’s compensation consultant.

Fiscal Year 2026 Executive Compensation Program
Base Salary
We provide base salary as a fixed source of compensation for each of our executive officers, allowing them a degree of certainty relative to the significant majority of their compensation that is based on equity awards, the value of which varies based on our stock price. Our compensation committee recognizes the importance of base salaries as an element of compensation that helps to attract and retain highly qualified executive talent.
At the beginning of each year, our compensation committee reviews, and adjusts as necessary, the annual base salaries for each of our executive officers, including our CEO. Our compensation committee does not apply specific formulas in setting annual base salary levels or determining adjustments from year to year. However, in completing its annual review and adjustment, our compensation committee generally intends to pay our executive officers annual base salaries that are competitive with current market practice (as reflected by our compensation peer group and/or selected broad-based compensation surveys).
The annual base salaries of our named executive officers for fiscal year 2026 are listed in the table below.

Named Executive Officer	Fiscal Year 2025 Base Salary ($)	Fiscal Year 2026 Base Salary ($)	Percentage Increase in Base Salary from Fiscal Year 2025 to Fiscal Year 2026 (%)

Dan Rogers(1) Chief Executive Officer	—	650,000	n/a
Sonalee Parekh(2) Chief Financial Officer	750,000	750,000	—
Katie Colendich(3) General Counsel and Corporate Secretary	—	500,000	n/a
Dustin Moskovitz(4) Former President & Chief Executive Officer	1	1	—
Eleanor Lacey(5) Former General Counsel and Corporate Secretary	660,000	660,000	—
Anne Raimondi(6) Former Chief Operating Officer	750,000	750,000	—
(1)Mr. Rogers became our Chief Executive Officer on July 21, 2025 and did not serve as an executive officer prior to fiscal year 2026.
(2)Ms. Parekh served as our Chief Financial Officer from September 11, 2024 to March 23, 2026. Ms. Parekh’s resignation was effective in fiscal year 2027.

Asana 2026 Proxy Statement	43

Executive Compensation	Table of Contents
(3)Ms. Colendich became our General Counsel and Corporate Secretary on January 1, 2026 and did not serve as an executive officer prior to fiscal year 2026.
(4)Mr. Moskovitz served as our President and Chief Executive Officer until July 21, 2025.
(5)Ms. Lacey served as our General Counsel and Corporate Secretary until December 31, 2025.
(6)Ms. Raimondi served as our Chief Operating Officer until December 31, 2025.
Annual Bonus
In fiscal 2026, our Compensation Committee began implementing the Annual Bonus program for our NEOs. This Annual Bonus program is designed to further align executives’ interests with stockholder interests by linking pay to Asana’s performance. The Annual Bonus program is also intended to provide a balanced incentive structure that rewards both short-term operational excellence and long-term stockholder value.
For fiscal 2026, the Compensation Committee determined to provide Annual Bonus opportunities to only our newly appointed executive officers as part of their initial compensation arrangements. Our other then-serving NEOs continued to participate in our legacy compensation structure, which prioritizes long-term equity and does not include a short-term cash incentive component. The target Annual Bonus opportunity for each participating named executive officer is determined based on market data, internal equity, and our desired pay mix.
Annual Bonuses are structured to be certified and paid in the following fiscal year if and to the extent corporate objectives established by our Compensation Committee are achieved. Our Compensation Committee believes that the opportunity to be paid an Annual Bonus provides the incentive necessary to retain executive officers and reward them for short-term Company performance.
The target bonuses of our named executive officers for fiscal year 2026 are listed in the table below. For information with respect to actual payouts, please see the subsection titled “Annual Bonus—2026 Bonus Performance Metrics” below.

Named Executive Officer	Fiscal Year 2026 Target Bonus (%)	Fiscal Year 2026 Target Annual Bonus ($)	Fiscal Year 2026 Actual Annual Bonus Payout ($)

Dan Rogers	100	650,000	347,260
Sonalee Parekh	—	—	—
Katie Colendich	10	50,000	6,370
Dustin Moskovitz	—	—	—
Eleanor Lacey	—	—	—
Anne Raimondi	—	—	—
2026 Bonus Performance Metrics
For Ms. Colendich, the fiscal year 2026 performance metric for the Annual Bonus was Adjusted Revenue, defined as GAAP revenue adjusted for the impact of constant currency. The Compensation Committee used the fourth quarter of fiscal year 2026 as the performance period. No payouts under the Annual Bonus Program will be made unless the target is achieved.
The threshold, target, and maximum levels for the 2026 Annual Bonus performance metrics are outlined in the table below:

Performance Level	Payout Percentage	Q4 FY26 Adjusted Revenue Performance Target (millions)

Below Threshold	0	<204.16
Threshold	0	204.16
Target	100	205.01
Maximum	150	205.80
After a review of the applicable financial results, the Compensation Committee determined that maximum performance was achieved and approved Ms. Colendich’s

44	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
achievement at 150% of the target bonus opportunity. Ms. Colendich’s bonus payout, pro-rated for days served in fiscal year 2026, was $6,370.
For fiscal 2026, Mr. Rogers was guaranteed 100% of his bonus, prorated based on the number of days that he was employed by the Company during fiscal year 2026. Mr. Rogers’ bonus payout, pro-rated for days served in fiscal year 2026, was $347,260.
In March 2026, our Compensation Committee adopted the Incentive Bonus Plan. The Incentive Bonus Plan allows the Company to grant incentive bonus awards, generally payable in cash (or its equivalent), to employees selected by the administrator of the Incentive Bonus Plan, including senior employees and our named executive officers. Annual Bonuses are structured to be paid in the following year if and to the extent corporate performance objectives established by our Compensation Committee early in the applicable year are achieved.
For fiscal year 2027, our Compensation Committee approved an Annual Bonus opportunity for our CEO, CFO, and General Counsel and Corporate Secretary.
Equity Awards
Since our direct listing, we have granted equity compensation to our executive officers primarily in the form of time-based RSU awards (RSUs) under our 2020 Equity Incentive Plan, and beginning in fiscal year 2026, performance-based RSU awards (PSUs). All equity awards granted to our named executive officers in fiscal year 2026 consisted of time based RSU awards and performance-based PSUs.

RSUs
Our time-based RSU awards are designed to encourage retention, promote long-term decision-making, minimize dilution to stockholders by utilizing fewer shares than equivalently valued stock options, and are designed to provide competitive market value for our equity awards.
The equity awards granted to each of our named executive officers during fiscal year 2026 are set forth in the table below. The shares subject to each annual RSU award is disclosed in the table below.
Additionally, Ms. Colendich’s offer letter provided for a fiscal year 2027 RSU award with a total grant date value of $420,000, and Mr. Megji’s offer letter provided for a fiscal year 2027 RSU award with a total grant date value of $4,200,000.
The number of shares issuable under each of the RSU awards in the table below was determined by dividing the total grant date value of the award by the average closing price of our Class A common stock on the NYSE over each trading day for the month prior to the grant date (or, solely with respect to the annual grants which are typically approved in May of each year, each trading day for the month of March of that year) in order to reduce the impact of daily volatility on compensation outcomes.
The grant date fair value of the RSU awards reported in the “Summary Compensation Table for Fiscal Year 2026” and the “Grants of Plan-Based Awards Table for Fiscal Year 2026” below is required to be reported calculated based on the closing price of a share of Class A common stock on the grant date, and as a result, such amount may be higher or lower than the total grant date value reflected in the table.

Fiscal 2026 RSU Grants

Named Executive Officer	Type of Grant	Shares (#)		Vesting Schedule

Dan Rogers	RSUs	1,278,090		2/5 on September 20, 2026, and quarterly thereafter
Sonalee Parekh	RSUs	144,952	(1)	1/12 per quarter beginning June 20, 2025
	RSUs	70,078		100% of the shares vest on December 20, 2025
Katie Colendich	RSUs	16,483		1/8 per quarter beginning June 20, 2025
Dustin Moskovitz	—	—		—
Eleanor Lacey	RSUs	175,896	(2)	1/12 per quarter beginning June 20, 2025
	RSUs	70,078		100% of the shares vest on December 20, 2025
Anne Raimondi	RSUs	130,294	(3)	1/12 per quarter beginning June 20, 2025
	RSUs	70,078		100% of the shares vest on December 20, 2025

Asana 2026 Proxy Statement	45

Executive Compensation	Table of Contents
(1)Award forfeited on March 23, 2026 upon Ms. Parekh’s resignation as our CEO.
(2)Award forfeited on March 31, 2026 upon the conclusion of Ms. Lacey’s advisory services.
(3)Award forfeited on March 31, 2026 upon the conclusion of Ms. Raimondi’s advisory services.
PSUs
The Compensation Committee introduced PSUs for the first time this year in connection with long-term equity awards granted to our new CEO. Our new CFO and our new GC will receive PSUs in fiscal 2027, pursuant to their respective offer letters. Each of these awards is meant to further align the interests of our named executive officers with those of our stockholders by further tying the compensation of our named executive officers to company performance.
Fiscal 2026 CEO PSU New Hire Award
In connection with the appointment of Mr. Rogers as our CEO, our Compensation Committee approved a target number of PSUs with a total grant date value of $16,800,000. The PSU grant is earned in three tranches based on adjusted revenue (weighted at 20%) and relative total stockholder return (“rTSR”) (weighted at 80%). If the achievement of any of the applicable adjusted revenue performance targets or the rTSR targets falls between the threshold and target performance levels, or between the target and maximum performance levels, each as discussed below, then the payout percentage will be interpolated on a linear basis, subject to Mr. Rogers’ continuous service through the applicable vesting date (including such vesting as a result of a change in control, as described immediately below and further in the subsection titled “Employment, Severance, and Change in Control Arrangements—Mr. Rogers’ Offer Letter” ).
If there is a change in control of Asana, then the outstanding PSUs allocated for any period in which performance has not been completed will generally be converted into time-based restricted stock units based on the deemed achievement of any performance conditions at the higher of target and actual performance levels (measured as of the change in control) and remain eligible to vest subject to Mr. Rogers’ continuous service through the original vesting dates. If Mr. Rogers experiences a covered termination on or prior to a change in control period (i.e., the period beginning three months prior to the date on which a change in control becomes effective and ending eighteen months following the effective date of such change in control), then his PSUs (and other performance awards) will fully accelerate at the higher of target performance and actual performance levels.
Earned PSUs will vest on the first regularly scheduled quarterly vesting date following the date that the earned PSUs are certified by our Compensation Committee. Any PSUs corresponding with a performance period that do not vest on such certification date will automatically terminate.
Fiscal 2026 CEO PSU Performance Metrics Overview
Performance Periods
The CEO’s fiscal 2026 PSU award has three performance periods as follows:
•First Performance Period. August 1, 2025 through July 31, 2026, during which 20% of the maximum number of PSUs will be eligible to be earned.
•Second Performance Period. August 1, 2026 through July 31, 2027, during which 40% of the maximum number of PSUs will be eligible to be earned.
•Third Performance Period. August 1, 2027 through July 31, 2028, during which 40% of the maximum number of PSUs will be eligible to be earned.
The number of PSUs eligible to be earned with respect to each performance period above is referred to as a tranche.
Adjusted Revenue
Adjusted Revenue means the Company’s total GAAP revenue (as adjusted for the impact of constant currency and not by any other adjustment) with respect to a performance period.
With respect to each performance period, for the 20% portion of each tranche that is eligible to be earned based on adjusted revenue, the number of shares that will be earned will be calculated by multiplying the applicable payout percentage (based on the applicable performance level corresponding to the achievement of

46	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
the applicable adjusted revenue performance targets set forth in the table below) by the target number of PSUs eligible to be earned with respect to such portion of the applicable tranche:

Performance Level	Payout Percentage	Adjusted Revenue Performance Target

Below Threshold	—%	<$827.40
Threshold	25%	$827.40
Target	100%	$829.50
Maximum	200%	$831.40
Relative Total Stockholder Return (“rTSR”)
rTSR means Asana’s TSR (i.e., the compound annual total stockholder return of Asana over an applicable performance period) as measured against its peer group’s TSR (i.e., the companies that are a component of the BVP Nasdaq Emerging Cloud Index).
With respect to each performance period, for the 80% portion of each tranche that is eligible to be earned based on rTSR, the number of shares that will be earned will be determined by multiplying the applicable payout percentage (based on the applicable level of rTSR achievement as set forth in the table below) by the target number of PSUs eligible to be earned with respect to such portion of the applicable tranche:

Performance Level	rTSR Achievement	Payout Percentage

Below Threshold	Below the 25th Percentile	—%
Threshold	25th Percentile	50%
Target	50th Percentile	100%
Maximum	At or Above the 75th Percentile	200%
Because Mr. Rogers has not yet completed a performance period, we have nothing to disclose with respect to amounts actually earned.
Other Fiscal 2026 NEO PSU Awards
There were no PSU awards granted in fiscal 2026 to any NEO other than Mr. Rogers. However, Ms. Colendich’s offer letter provided for a fiscal year 2027 PSU award with a total grant date value of $180,000, and Mr. Megji’s offer letter provided for a fiscal year 2027 PSU award with a total grant date value of $1,800,000.

Named Executive Officer	Target Grant Date Value ($)(1)	Target Number of Shares(2)

Dan Rogers	16,800,000	1,179,776
Sonalee Parekh	—	—
Katie Colendich	—	—
Dustin Moskovitz	—	—
Eleanor Lacey	—	—
Anne Raimondi	—	—
1.The grant date fair value of the PSU award reported in the “Summary Compensation Table for Fiscal Year 2026” and the “Grants of Plan-Based Awards Table for Fiscal Year 2026” below is required to be reported calculated based on the closing price of our Class A common stock on the grant date, and as a result, such amount may be higher or lower than the target grant date value reflected in the table.

Asana 2026 Proxy Statement	47

Executive Compensation	Table of Contents
2.The target number of shares issuable under the PSU award shown in the table was determined by dividing the target grant date value of the PSU award by the average closing price of our Class A common stock on the NYSE on each trading day for the month of June 2025 in order to reduce the impact of daily volatility on compensation outcomes.
Other Features of Our Executive Compensation Program
Offer Letters and Employment Agreements
We have entered into employee offer letters with our named executive officers. Each of these provides for at-will employment and sets forth the named executive officer’s annual base salary and equity entitlements at the time of our direct listing or their appointment. In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement.
These arrangements are further described under the subsection titled “Employment, Severance, and Change in Control Arrangements—Offer Letters and Employment Agreements.”
Severance and Change in Control Benefits
Each of our named executive officers participates in our Amended Executive Severance and Change in Control Benefit Plan, or the Executive Severance Plan. The terms of the Executive Severance Plan are described under the subsection titled “Employment, Severance, and Change in Control Arrangements—Executive Severance Plan.”
Given the nature of the technology industry and the range of strategic initiatives we may explore, our Compensation Committee believes the Executive Severance Plan is an essential element of our compensation program and assists us in recruiting, retaining and developing key management talent. Our Compensation Committee also believes the “double-trigger” severance payments and benefits are important from a retention perspective to provide assurance to our executive officers who might be terminated following a change in control of the Company and that the amounts are reasonable and maintain the competitiveness of our executive compensation program. Further, our Compensation Committee believes this structure serves to mitigate the distraction and loss of key executive officers that may occur in connection with a potential or actual change in control. Such payments protect the interests of our stockholders by enhancing executive focus during potential change in control activity, retaining executive officers despite the uncertainty that generally exists while a transaction is under consideration and encouraging the executive officers responsible for negotiating potential transactions to do so with independence and objectivity.
We do not have any agreements with our named executive officers guaranteeing any tax gross-up payments on severance or change in control payments or benefits.
Mr. Rogers’ offer letter provides for certain modifications to his participation in the Executive Severance Plan. The terms of his participation are further described in the subsection titled “Employment, Severance, and Change in Control Arrangements—Mr. Rogers’ Offer Letter” below.
401(k) Plan, ESPP, Other Employee Benefits
We maintain a Section 401(k) retirement savings plan, or the 401(k) Plan, that provides eligible U.S. employees, including our named executive officers, with an opportunity to save for retirement on a tax-advantaged basis. Eligible employees are able to defer compensation up to certain limits provided in the Code and in IRS notices. In fiscal year 2026, we matched $0.50 for every dollar of a participating employee’s contributions to their 401(k) Plan accounts (up to a maximum of $2,000 in a calendar year). The 401(k) Plan is intended to be qualified under Section 401(a) of the Code, with the related trust intended to be tax exempt under Section 501(a) of the Code. As a tax-qualified retirement plan, any contributions and earnings on those amounts are generally not taxable to a participating employee until withdrawn or distributed from the 401(k) Plan.
We also offer our employees, including our named executive officers (other than Mr. Moskovitz, who was not eligible to participate while serving as CEO due to his ownership in the Company), the opportunity to purchase shares of our common stock at a discount under our 2020 Employee Stock Purchase Plan, or ESPP. Pursuant to the ESPP, all eligible employees, including the eligible named executive officers, may allocate up to 15% of the participant’s earnings (as defined in the ESPP) for that year to purchase our Class A common stock at up to a 15% discount to the market price, subject to specified limits (including a maximum purchase of $25,000 per year as provided in the ESPP).
In addition, we provide other employee benefits to our named executive officers on the same basis as our other full-time employees in the U.S. These benefits include, but are not limited to, medical, dental, vision, life, disability, and accidental death and dismemberment insurance plans.
We design our employee benefits programs to be affordable and competitive in relation to the market, as well as compliant with applicable laws and practices. We adjust our

48	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
employee benefits programs as needed based upon regular monitoring of applicable laws and practices and the competitive market.
Perquisites and Other Personal Benefits
Any practices and policies with respect to perquisites or other personal benefits to our executive officers are subject to review and approval by our Compensation Committee. The perquisites granted to our named executive officers are reported and described in the “Summary Compensation Table for Fiscal Year 2026” below.
Pension Benefits
Other than with respect to our 401(k) Plan, our U.S. employees, including our named executive officers, do not participate in any plan that provides for retirement payments and benefits, or payments and benefits that will be provided primarily following retirement.
Tax and Accounting Implications
Accounting for Stock-Based Compensation
Under Financial Accounting Standard Board ASC Topic 718, or ASC 718, we are required to estimate and record an expense for each award of equity compensation over the vesting period of the award. We record share-based compensation expense on an ongoing basis according to ASC 718. The accounting impact of our compensation programs is one of many factors that our Compensation Committee considers in determining the structure and size of our executive compensation programs.
Deductibility of Executive Compensation
Under Section 162(m) of the Code, or Section 162(m), compensation paid to each of our “covered employees” that exceeds $1 million per taxable year is generally non-deductible. Although our Compensation Committee will continue to consider tax implications as one factor in determining executive compensation, our Compensation Committee also looks at other factors in making its decisions and retains the flexibility to provide compensation for our named executive officers in a manner consistent with the goals of our executive compensation program and the best interests of the Company and its stockholders, which may include providing for compensation that is not deductible by the Company due to the deduction limit under Section 162(m).
Other Compensation Policies and Practices
Stock Ownership Policy
To further align the interests of our management team with those of our stockholders, our Board of Directors adopted a stock ownership policy in May 2023 and subsequently amended the policy in March 2026. The policy is applicable to all senior employees reporting directly to our CEO, including our executive officers. The policy requires that, by the later of February 28, 2029 or the fifth fiscal year of the covered individual's hiring or promotion into a covered role, the covered individual own at least a number of shares of common stock equal to:
•CEO: five times annual base salary;
•CFO and other Level 12 Employees: two times annual base salary; and
•GC and other Level 11 Employees: one times annual base salary.
Policy Prohibiting Hedging and Pledging of Our Equity Securities
Our insider trading policy prohibits our employees, including our executive officers and the non-employee members of our Board of Directors, from engaging in short sales, hedging of stock ownership positions, and transactions involving derivative securities relating to our common stock; pledging our securities as collateral for loans; and holding Company securities in margin accounts.
Rule 10b5-1 Trading Plans
Our executive officers and directors may conduct purchase or sale transactions under a trading plan established pursuant to Rule 10b5-1 under the Exchange Act. Through a Rule 10b5-1 trading plan, the executive officer or director contracts with a broker to buy or sell shares of our common stock on a periodic basis pursuant to a set of pre-arranged instructions inclusive of a mandatory cooling off period. The broker then executes the trades pursuant to the terms of the plan.

Asana 2026 Proxy Statement	49

Executive Compensation	Table of Contents
Clawback Policy
In May 2023, our Compensation Committee adopted a Clawback Policy applicable to all of our current and former executive officers as defined under Rule 16a-1(f) under Section 16 of the Exchange Act, including our named executive officers. Under this policy, our Compensation Committee is obligated to recover erroneously awarded incentive-based compensation, if any, in the event we are required to prepare an accounting restatement due to material noncompliance with any financial reporting requirement under the securities laws. This policy is intended to satisfy the requirements of Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act and any related rules or regulations promulgated by the SEC or the NYSE.
Option Awards
We do not currently grant new awards of stock options, stock appreciation rights, or similar option-like instruments. Accordingly, Asana has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Company. In the event we determine to grant new awards of such options, our Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
Compensation Risk Assessment
Our Compensation Committee reviews our compensation program, including compensation levels, designs, practices and policies, to understand if there are any areas that are likely to promote excessive risk-taking or create risks that could have a material adverse effect on the Company. Based on the review, we believe that, through a combination of risk-mitigating features and incentives guided by relevant market practices, our compensation programs, policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company. The following features are noted as strong mitigating features:
•we provide a balance of fixed and performance-based compensation;
•our long-term incentive awards vest over time, generally over three years;
•our executives, including our executive officers, are subject to meaningful stock ownership guidelines;
•we have a prohibition on hedging and pledging of our common stock;
•we have an independent Compensation Committee; and
•our Compensation Committee engages an independent compensation consultant.
Stockholder Engagement and Advisory Vote on Executive Compensation
We value the input of our stockholders on our compensation programs. We hold an advisory vote on executive compensation on an annual basis. We also regularly communicate with our stockholders to better understand their opinions on governance issues, including compensation. Specific to our 2025 Say on Pay results, 99% of the votes cast were voted “FOR” approval of our executive compensation proposal (excluding broker non-votes).
This very high level of support did not imply a need to make material changes to our executive compensation program in fiscal 2026. In connection with our leadership transition, the Compensation Committee introduced the Annual Bonus program and PSU grants to more closely align with our strategic objectives and further solidify our commitment to a pay-for-performance culture. Our Compensation Committee will continue to consider stockholder feedback and the results of future Say on Pay results.

50	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Summary Compensation Table for Fiscal Year 2026
The following table presents all of the compensation, rounded to the nearest whole dollar, awarded to or earned by or paid to our named executive officers during the fiscal years ended January 31, 2026, January 31, 2025, and January 31, 2024, with respect to each named executive officer’s service in their respective roles.

Name and Principal Position	Fiscal Year		Salary ($)	Bonus ($)	Stock Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	All Other Compensation(3) ($)	Total ($)

Dan Rogers Chief Executive Officer	2026		345,313	347,260	38,737,939	—	50,468	39,480,980
Sonalee Parekh Chief Financial Officer	2026		750,000	—	3,911,396	—	4,000	4,665,396
	2025		290,625	—	13,141,902	—	—	13,432,527
Katie Colendich General Counsel & Corporate Secretary	2026	(4)	451,252	—	299,826	6,370	4,000	761,448
Dustin Moskovitz Former President & Chief Executive Officer	2026		1	—	—	—	—	1
	2025		1	—	—	—	—	1
	2024		1	—	—	—	—	1
Eleanor Lacey Former General Counsel & Corporate Secretary	2026	(5)	632,502	—	4,474,267	—	5,613	5,112,382
	2025		536,250	—	2,615,023	—	—	3,151,273
	2024		525,000	—	1,697,565	—	—	2,222,565
Anne Raimondi Former Chief Operating Officer	2026	(6)	718,750	—	3,644,767	—	1,000	4,364,517
	2025		750,000	—	4,794,214	—	—	5,544,214
	2024		750,000	—	4,137,810	—	—	4,887,810
(1)Amounts reported represent the aggregate grant date fair value of RSU and PSU awards granted under our 2020 Equity Incentive Plan in each respective fiscal year as determined in accordance with ASC Topic 718. These awards represent the right to receive shares of our Class A common stock. With respect to the RSU awards, the grant date fair value is calculated based on the number of shares granted subject to the awards, multiplied by the closing price per share of our Class A common stock on the grant date. With respect to the PSU awards, the grant date fair value is calculated based on the probable outcome of the applicable performance conditions, which is target level performance, calculated in accordance with FASB ASC Topic 718. Assuming maximum performance with respect to the revenue-based PSUs granted to our CEO in fiscal year 2026, the aggregate grant date fair value is $1,398,741, and does not include shares underlying PSUs for which performance criteria have not yet been determined (years two and three of the revenue-based PSUs). The assumptions used to calculate the grant date value of these awards are set forth in the notes to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended January 31, 2026. The number of shares issuable under RSU and PSU awards received by NEOs is calculated by dividing the total value of the NEO’s applicable award by the average closing price of our Class A common stock on each trading day for the month prior to the grant date (or, solely with respect to the annual grants which are typically approved in May of each year, each trading day for the month of March of that year.)
(2)For Ms. Colendich, the amount reflects the actual payout, pro-rated based on the time in her role as General Counsel.
(3)The amounts reported in the All Other Compensation column reflect, for each Named Executive Officer, the sum of the incremental cost to the Company of all severance-related entitlements, perquisites and other personal benefits for fiscal year 2026, as detailed below, if applicable for such Named Executive Officer.

Asana 2026 Proxy Statement	51

Executive Compensation	Table of Contents

Name	401(k) Matching Contributions ($)	Severance ($)	Corporate Housing ($)	Legal Fees* ($)	Bar Dues ($)	Total ($)

Dan Rogers	1,911	—	9,557	39,000	—	50,468
Sonalee Parekh	4,000	—	—	—	—	4,000
Katie Colendich	4,000	—	—	—	—	4,000
Eleanor Lacey	4,000	1,000	—	—	613	5,613
Anne Raimondi	—	1,000	—	—	—	1,000
* Reflects the actual cost paid by the Company to reimburse the cost of legal fees.
(4)Ms. Colendich was appointed as our General Counsel and Corporate Secretary effective January 1, 2026. The amount reported in the Stock Awards column for Ms. Colendich represents an employee refresh RSU award received while serving as our Head of Corporate Legal with a grant date fair value of $299,826 after calculating the number of RSUs to be granted in accordance with the Company’s policy at the time of grant (as described in footnote 1). The amount reported in the Salary column for Ms. Colendich includes $409,585 earned or paid to Ms. Colendich for her service as our Deputy General Counsel of Corporate & Product/AI Legal and $41,667 earned or paid to Ms. Colendich for her service as our General Counsel from January 1, 2026 through January 31, 2026.
(5)Ms. Lacey resigned from her position as our General Counsel and Corporate Secretary effective December 31, 2025 and served in an advisory role until March 31, 2026. The amount reported in the Salary column for Ms. Lacey includes $605,002 earned or paid to Ms. Lacey for her service as our General Counsel and Corporate Secretary through December 31, 2025 and $27,500 earned or paid to Ms. Lacey for her service as an advisor from January 1, 2026 through January 31, 2026.
(6)Ms. Raimondi resigned from her position as our Chief Operating Officer effective December 31, 2025 and served in an advisory role until March 31, 2026. The amount reported in the Salary column for Ms. Raimondi includes $687,500 earned or paid to Ms. Raimondi for her service as our Chief Operating Officer through December 31, 2025 and $31,250 earned or paid to Ms. Raimondi for her service as an advisor from January 1, 2026 through January 31, 2026.

52	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Grants of Plan-Based Awards Table for Fiscal Year 2026

	Grant Type	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)		Grant Date Fair Value of Stock and Option Awards ($)(2)
Name			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Dan Rogers	PSU	7/21/25	—	—	—	471,911	943,821	1,887,642	—	(3)	19,097,275
	PSU	7/21/25	—	—	—	23,596	47,191	94,382	—	(4)	699,371
	RSU	7/21/25	—	—	—	—	—	—	1,278,090	(5)	18,941,294
Sonalee Parekh	RSU	5/29/25	—	—	—	—	—	—	144,952	(6)	2,636,677
	RSU	5/29/25	—	—	—	—	—	—	70,078	(7)	1,274,719
Katie Colendich	Bonus	—	—	4,247	6,370	—	—	—	—		—
	RSU	5/29/25	—	—	—	—	—	—	16,483	(8)	299,826
Dustin Moskovitz	—	—	—	—	—	—	—	—	—		—
Eleanor Lacey	RSU	5/29/25	—	—	—	—	—	—	175,896	(6)	3,199,548
	RSU	5/29/25	—	—	—	—	—	—	70,078	(7)	1,274,719
Anne Raimondi	RSU	5/29/25	—	—	—	—	—	—	130,294	(6)	2,370,048
	RSU	5/29/25	—	—	—	—	—	—	70,078	(7)	1,274,719
See section titled “Fiscal Year 2026 Executive Program” for a discussion of the material terms of each NEO’s employment arrangement and the section titled “Our Approach to Executive Compensation—Elements of Executive Compensation” for the amount of salary and bonus in proportion to total compensation.
1.Represents the possible payouts under 2026 Annual Bonus. For Ms. Colendich, the amount reflects the pro-rated potential payouts based Ms. Colendich’s days serving as General Counsel in fiscal 2026. For amounts actually earned under the 2026 Annual Bonus, see “Summary Compensation Table for Fiscal Year 2026” above.
2.The grant date fair value for RSU awards and revenue-based PSUs is computed in accordance with FASB ASC 718 based on the closing price of our common stock on the date of grant. The grant date fair value for rTSR-based PSUs is calculated using a Monte-Carlo model for each award on the date of grant, determined under FASB ASC 718, incorporating the following assumptions:

	Assumptions
Grant Date	Expected Term (years)	Expected Volatility	Risk-Free Interest Rate
7/21/2025	3 years	72.57%	3.74%
3.Represents rTSR-based PSUs subject to Mr. Rogers’ continuous service with us through each applicable vesting date, and subject to rTSR performance based vesting as described in the section titled “Fiscal 2026 CEO PSU Performance Metrics Overview”. Threshold reflects 50% of the target PSUs granted, target reflects 100% of the target PSUs granted, and maximum reflects 200% of the target PSUs granted.

Asana 2026 Proxy Statement	53

Executive Compensation	Table of Contents
4.Represents revenue-based PSUs subject to Mr. Rogers’ continuous service with us through each applicable vesting date, and subject to revenue performance based vesting as described in the section titled “Fiscal 2026 CEO PSU Performance Metrics Overview”. Threshold reflects 50% of the target PSUs granted, target reflects 100% of the target PSUs granted, and maximum reflects 200% of the target PSUs granted. The number of PSUs disclosed in the table above does not include 188,764 shares underlying PSUs at target that are eligible to vest in future fiscal years for which performance criteria have not yet been determined.
5. 40% of the shares subject to the RSU award will vest on September 20, 2026 and 7.5% of the shares subject to the RSU award will vest in eight equal quarterly installments thereafter subject to Mr. Rogers’ continuous service with us through each applicable vesting date.
6.The shares subject to the RSU award vest in 12 equal quarterly installments, with the first installment beginning on June 20, 2025, subject to the NEO’s continuous service through each applicable vesting date.
7.All of the shares subject to the RSU awards vest on December 20, 2025, subject to the NEO’s continuous service through the vesting date.
8.The shares subject to the RSU award vest in 8 equal quarterly installments, with the first installment beginning on June 20, 2025, subject to the NEO’s continuous service through each applicable vesting date.

54	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Outstanding Equity Awards at Fiscal Year-End Table for Fiscal Year 2026
The following table provides information regarding the outstanding exercisable and unexercisable stock options and unvested restricted stock unit awards held by our named executive officers as of January 31, 2026. The market value of the stock awards was calculated by multiplying the number of shares of our Class A common stock subject to each award by $10.25, which was the closing market price per share of our Class A common stock on January 30, 2026, the last trading day of fiscal year 2026.

		Option Awards				Stock Awards

								Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that Have Not Vested ($)
		Number of Securities Underlying Unexercised Options(2)		Exercise Price ($)	Expiration Date	Number of Shares that Have Not Vested (#)	Market Value of Shares that Have Not Vested(3) ($)

Name	Grant Date(1)	Exercisable	Unexercisable

Dan Rogers	7/21/25(4)	—	—	—	—	1,278,090	13,100,423	—	—
	7/21/25(5)	—	—	—	—	—	—	495,506	5,078,937
Sonalee Parekh	5/29/25(6)	—	—	—	—	108,714	1,114,319	—	—
	9/11/24(7)	—	—	—	—	647,524	6,637,121	—	—
Katie Colendich	5/29/25(8)	—	—	—	—	10,302	105,596	—	—
	5/23/24(9)	—	—	—	—	26,612	272,773	—	—
	5/23/23(10)	—	—	—	—	17,864	183,106	—	—
Dustin Moskovitz	—	—	—	—	—	—	—	—	—
Eleanor Lacey	7/30/19(11)	25,000	—	$4.02	7/29/2029	—	—	—	—
	5/29/25(6)	—	—	—	—	131,922	1,352,201	—	—
	5/23/24(9)	—	—	—	—	99,794	1,022,889	—	—
	5/23/23(10)	—	—	—	—	25,407	260,422	—	—
	3/10/22(12)	—	—	—	—	2,262	208,690	—	—
Anne Raimondi	5/29/25(6)	—	—	—	—	97,721	1,001,640	—	—
	5/23/24(9)	—	—	—	—	182,955	1,875,289	—	—
	5/23/23(10)	—	—	—	—	61,928	634,762	—	—
	3/10/22(12)	—	—	—	—	2,983	275,192	—	—
(1)All option and RSU awards listed in this table were granted pursuant to either our Amended and Restated 2012 Stock Plan or our 2020 Equity Incentive Plan and are subject to acceleration of vesting as described in the "Employment, Severance and Change in Control Arrangements" section below.
(2)All of the outstanding stock options were immediately exercisable as of the date of grant, with any unvested shares acquired on exercise subject to a right of repurchase in favor of us at the original exercise price and which lapses in accordance with the vesting schedule of the related option. Accordingly, the columns and footnotes below reflect the extent to which stock options held by our named executive officers were vested and exercisable as of January 31, 2026.
(3)The amounts represent the number of unvested restricted stock units multiplied by $10.25, which was the closing market price of our Class A common stock on January 30, 2026, the last trading day of fiscal year 2026. These amounts do not reflect the actual economic value that may be realized by our named executive officers upon the vesting or settlement of the equity awards.
(4)40% of the shares subject to the RSU award will vest on September 20, 2026 and 7.5% of the shares subject to the RSU award will vest in eight equal quarterly installments thereafter subject to Mr. Rogers’ continuous service with us through each applicable vesting date.

Asana 2026 Proxy Statement	55

Executive Compensation	Table of Contents
(5)Subject to Mr. Rogers’ continuous service with us through each applicable vesting date, and subject to performance based vesting as described in the section titled “Fiscal 2026 CEO PSU Performance Metrics Overview”. Value is assumed at achievement of threshold at 50% of the target PSUs granted multiplied by $10.25, which was the closing market price of our Class A common stock on January 30, 2026, the last trading day of fiscal year 2026.
(6)The shares subject to the RSU award vest in 12 equal quarterly installments, with the first installment beginning on June 20, 2025, subject to continuous service with us through each applicable vesting date.
(7)Subject to Ms. Parekh’s continuous service with us through each applicable vesting date, 35% of the shares subject to the RSU award will vest on September 20, 2025, 7.5% of the shares subject to the RSU award will vest in four equal quarterly installments beginning on December 20, 2025, 5% of the shares subject to the RSU award will vest in four equal quarterly installments beginning on December 20, 2026, and 3.75% of the subject to the RSU award will vest in four equal quarterly installments beginning on December 20, 2027. Ms. Parekh resigned effective March 23, 2026 and RSUs outstanding under this award were forfeited as of such date.
(8)The shares subject to the RSU award vest in 8 equal quarterly installments, with the first installment beginning on June 20, 2025, subject to continuous service with us through each applicable vesting date.
(9)The shares subject to the RSU award vest in 16 equal quarterly installments, with the first installment beginning on June 20, 2024, subject to continuous service with us through each applicable vesting date.
(10)The shares subject to the RSU award vest in 16 equal quarterly installments, with the first installment beginning on June 20, 2023, subject to continuous service with us through each applicable vesting date.
(11)One-fourth of the shares subject to the option vested on July 22, 2020 and the remaining shares subject to the option vest in 36 equal monthly installments measured from July 22, 2020, subject to Ms. Lacey's continuous service with us as of each such vesting date.
(12)The shares subject to the RSU award vest in 16 equal quarterly installments, with the first installment beginning on June 20, 2022, subject to continuous service with us through each applicable vesting date. Shares are subject to a two-year holding period following the vesting date and will not be issued or delivered to the named executive officer until the earlier to occur of (a) the second anniversary of the applicable vesting date or (b) a “change in control event” within the meaning of Section 409A of the Code.

56	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Option Exercises and Stock Vested Table for Fiscal Year 2026

Name	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Exercise of Options(1) ($)	Number of Shares Acquired on Vesting of Stock Awards (#)	Value Realized on Vesting of Stock Awards(2) ($)

Dan Rogers	—	—	—	—
Sonalee Parekh	—	—	584,919	8,341,511
Katie Colendich	—	—	75,933	1,084,829
Dustin Moskovitz	—	—	—	—
Eleanor Lacey	100,000	1,123,000	190,341	2,703,087	(3)
Anne Raimondi	—	—	265,124	3,752,042	(4)
(1)Amounts below represent the aggregate value realized on exercise of option grants by our NEOs in fiscal year 2026. The value realized on each exercise is based on the difference between the closing price of our Class A common stock on the date of exercise and the applicable exercise price of those options, and does not represent actual amounts received by the NEOs as a result of the option exercises. Amounts are rounded to the nearest whole dollar.
(2)Amounts below were calculated by: (a) multiplying the number of shares acquired on a given vesting date by the closing price of our Class A common stock on the day immediately prior to such vesting date (consistent with our RSU tax withholding policy, as adopted August 22, 2023), and (b) aggregating the value realized upon vesting for all shares or shares underlying RSUs that vested during fiscal year 2026. With respect to vesting of shares underlying RSUs, the value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(3)Represents vesting of (a) 11,612 shares underlying RSUs, which are currently subject to a holding period and will not be issued or delivered to Ms. Lacey (and are, therefore, not available for sale by Ms. Lacey) until the earlier to occur of (i) the second anniversary of the applicable vesting date or (ii) a “change in control event” within the meaning of Section 409A of the Code and (b) 178,729 shares underlying RSUs that are not subject to a holding period. The aggregate value of such shares subject to a holding period, calculated in accordance with footnote 2 above, is $163,803.
(4)Represents vesting of (a) 31,617 shares underlying RSUs, which are currently subject to a holding period and will not be issued or delivered to Ms. Raimondi (and are, therefore, not available for sale by Ms. Raimondi) until the earlier to occur of (i) the second anniversary of the applicable vesting date or (ii) a “change in control event” within the meaning of Section 409A of the Code and (b) 233,507 shares underlying RSUs that are not subject to a holding period. The aggregate value of such shares subject to a holding period, calculated in accordance with footnote 2 above, is $441,780.

Asana 2026 Proxy Statement	57

Executive Compensation	Table of Contents
Nonqualified Deferred Compensation Table for Fiscal Year 2026
While we do not maintain a traditional nonqualified deferred compensation plan for our named executive officers, certain RSU awards granted prior to May 24, 2023 represent nonqualified deferred compensation because they are subject to either a one-year or two-year mandatory holding period (as applicable) following each vesting date and the underlying shares will not be issued or delivered to the named executive officers until the earlier to occur of (1) the first or second anniversary (as applicable) of the applicable vesting date or (2) a “change in control event” within the meaning of Section 409A of the Code. The following table provides information regarding the nonqualified deferred compensation of our named executive officers during the fiscal year ended January 31, 2026.

Name	Executive Contributions in Last Fiscal Year(1) ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year(2) ($)	Aggregate Withdrawals/Distributions (3) ($)	Aggregate Balance at Last Fiscal Year End (4) ($)

Dan Rogers	—	—	—	—	—
Sonalee Parekh	—	—	—	—	—
Katie Colendich	—	—	—	—	—
Dustin Moskovitz	—	—	—	—	—
Eleanor Lacey	163,803	—	(311,218)	(538,702)	365,279
Anne Raimondi	441,780	—	(262,475)	(818,461)	457,878
(1)Amounts below represent the aggregate value of RSUs that vested in fiscal year 2026 but remained subject to withholding periods (rounded to the nearest whole dollar) calculated using the product of the number of RSUs vested on a given day and the closing price of one share of our Class A common stock on the vesting date (or the next open trading day as applicable) (such amount, the "Aggregate Vesting Day Value"). The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table. The aggregate balance as of January 31, 2025 was $1,051,396 for Ms. Lacey and $1,097,034 for Ms. Raimondi.
(2)Amounts in this column represent, with respect to RSUs that vested in fiscal year 2026 and RSUs that vested in prior fiscal years but, in each case, remained subject to withholding period and were unreleased as of January 31, 2026, the difference between (a) the aggregate value of such RSUs (rounded to the nearest whole dollar) as of the last date of fiscal year 2026 (January 31, 2026) calculated as the product of (i) the number of such RSUs and (ii) the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026 (such amount, the "Aggregate FY End Value") and (b) the Aggregate Vesting Day Value. The amounts reported in this column are not considered compensation reportable in the Summary Compensation Table.
(3)The amounts reported in this column represent the value of vested RSUs that settled in fiscal year 2026 upon the expiration of the holding period applicable to such vested RSUs, based on the closing price of our Class A common stock on the applicable settlement date.
(4)The amounts reported in this column represent the aggregate fiscal year end value with respect to all vested but unreleased RSUs outstanding as of January 31, 2026, based on the difference between the applicable vesting day value and the closing price of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026. These amounts were initially reported in the “Stock Awards” column of the Summary Compensation Table in previous years (excluding the aggregate appreciation accumulated with respect to such Stock Awards) in the amount of $1,205,720 and $3,590,948 to Ms. Lacey and Ms. Raimondi, respectively.

58	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Employment, Severance, and Change in Control Arrangements
Offer Letters and Employment Agreements
In connection with our direct listing in September 2020, we entered into confirmatory offer letters with Mr. Moskovitz and Ms. Lacey. We entered into an offer letter with Ms. Raimondi in August 2021 in connection with her appointment as our Chief Operating Officer. We entered into an offer letter with Ms. Parekh in September 2024 in connection with her appointment as our Chief Financial Officer and Head of Finance. We entered into an offer letter with Mr. Rogers in June 2025 in connection with his appointment as our Chief Executive Officer. We entered into an offer letter with Ms. Colendich in December 2025 in connection with her appointment as our General Counsel and Corporate Secretary.
Each of these arrangements provide for at-will employment and generally includes the named executive officer’s base salary and equity entitlements at the time of our direct listing or their appointment. In addition, each of our named executive officers has executed our standard confidential information and invention assignment agreement.
Executive Severance Plan
Our named executive officers and certain other executives and key employees participate in our Executive Severance and Change in Control Benefit Plan, or the Executive Severance Plan. Our Executive Severance Plan provides that upon termination of an eligible participant’s employment with us that is effected by us without “cause,” as defined in the Executive Severance Plan, outside of the change in control period (i.e., the period beginning three months prior to the date on which a “change in control,” as defined in the Executive Severance Plan, becomes effective and ending eighteen months following the effective date of such change in control), an eligible participant will be entitled to receive, subject to, among other things, the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to one third of the sum of the eligible participant’s (a) annual base salary and (b) target annual bonus or sales commission (if applicable) for the year in which the termination date occurs, (ii) a lump sum cash payment equal to four months of our contribution towards health insurance premiums, and (iii) accelerated vesting of certain outstanding and unvested time-based vesting equity awards held by such participant that are subject to a time-based cliff vesting period of one year or more, such that a prorated portion of the shares subject to cliff vesting will accelerate (with such proration calculated based on the number of completed months of employment during the applicable cliff vesting period prior to the covered termination divided by the total number of months during the applicable cliff vesting period).
The Executive Severance Plan also provides that if upon (i) a termination of an eligible participant’s employment with us that is effected by us without “cause,” as defined in the Executive Severance Plan or (ii) a resignation by an eligible participant for “good reason,” as defined in the Executive Severance Plan, in either case a “covered termination,” within the change in control period, the eligible participant will be entitled to receive, in lieu of the payments and benefits above and subject to, among other things, the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to the sum of the eligible participant’s (a) annual base salary plus (b) target annual bonus (if applicable), (ii) a lump sum cash payment equal to the eligible participant’s prorated target annual bonus or sales commission for the year of termination (if applicable), (iii) a lump sum cash payment equal to 12 months of our contribution towards health insurance premiums, and (iv) accelerated vesting of certain outstanding and unvested equity awards held by such participant as to the applicable percentage set forth in the table below for each unvested tranche of shares subject to the equity award, with such accelerated vesting based on the number of years between the date of the covered termination (or, if later, the change in control date) and the date such tranche would have otherwise vested; provided, that any unvested and outstanding equity awards subject to performance conditions will be deemed satisfied at target levels specified in the applicable award agreements.
In March 2026, our Compensation Committee amended the Executive Severance Plan (as amended, the “Amended Severance Plan”). With respect to a covered termination that occurs outside a change in control period, the Amended Severance Plan (i) increases the lump sum cash severance amount from four months to six months of base salary and target incentive and (ii) increases the lump sum cash payment equal to our monthly contribution towards health insurance premiums from four times to six times the monthly premium payment. All other material terms and provisions of the Executive Severance Plan remain unchanged.

Asana 2026 Proxy Statement	59

Executive Compensation	Table of Contents

Number of Years from Covered Termination Date until the Tranche’s Vesting Date	Tranche’s Vesting Percentage for Named Executive Officers

Fewer than 4 years	100%
4-6 years	50%
Greater than 6 years	25%
The payments and benefits provided under the Executive Severance Plan in connection with a change in control may not be eligible for a federal income tax deduction by us pursuant to Section 280G of the Code. These payments and benefits may also subject an eligible participant, including the named executive officers, to an excise tax under Section 4999 of the Code. If the payments or benefits payable in connection with a change in control would be subject to the excise tax imposed under Section 4999 of the Code, then those payments or benefits will be reduced if such reduction would result in a higher net after-tax benefit to the recipient.
Mr. Rogers’ Offer Letter Severance Terms
Mr. Rogers is a participant in our Executive Severance Plan, with such changes as reflected in his offer letter.
In the event that Mr. Rogers experiences a covered termination outside of the change in control period (i.e., the period beginning three months prior to the date on which a change in control becomes effective and ending eighteen months following the effective date of such change in control), he will be entitled to receive, subject to, among other things, the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to 12 months of Mr. Rogers’ annual base salary, (ii) a lump sum cash payment equal to the Mr. Rogers’ prorated target annual bonus for the year of termination, (iii) lump sum cash payment equal to 12 months of our contribution towards health insurance premiums, and (iv) accelerated pro rata vesting of outstanding and unvested RSUs (with such proration calculated based on the number of completed months of employment during the applicable vesting period prior divided by 36).
In the event that Mr. Rogers experiences as covered termination within the change of control period, he will be entitled to receive, in lieu of the payments and benefits immediately above and subject to, among other things, the execution and delivery of an effective release of claims in our favor, (i) a lump sum cash payment equal to 18 months of each of Mr. Rogers’ (a) annual base salary and (b) target annual bonus for the year in which the termination date occurs, (ii) a lump sum cash payment equal to 18 months of our contribution towards health insurance premiums, (iii) full acceleration of Mr. Rogers’ then-outstanding unvested time-based equity awards, and (iv) to the extent Mr. Rogers experiences a covered termination within the change in control period prior to such change in control, full acceleration of his performance-based equity at the higher of target and actual performance levels.
Additionally, in the event of a change in control in which Mr. Rogers is not terminated, his outstanding and unvested PSUs allocated for any period in which performance has not been completed will generally be converted into time-based restricted stock units based on the deemed achievement of any performance conditions at the higher of target and actual performance levels (measured as of the change in control) and remain eligible to vest subject to Mr. Rogers’ continuous service through the original vesting dates.
In all other respects, Mr. Rogers’ severance terms are covered under the terms of our Executive Severance Plan.
Awards Granted Under 2020 Equity Incentive Plan
In the event of a “corporate transaction,” as defined in our 2020 Equity Incentive Plan, in which the surviving corporation assumes or continues any or all awards outstanding under the 2020 Equity Incentive Plan, or substitutes similar awards for outstanding awards, such awards will continue to vest in accordance with their terms and any applicable employment agreement or severance plan. In the event of a corporate transaction in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards, the vesting schedule of all awards held by our named executive officers that are still employed upon the corporate transaction will be accelerated in full as of a date prior to the effective date of the transaction as determined by the Board. This accelerated vesting structure in the event awards are not assumed or substituted by the surviving company is designed to encourage our executives to remain employed with us through the date of the corporate transaction and to ensure that the equity incentives awarded to our executives are not eliminated by the surviving company.

60	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
Potential Payments upon Termination or Change in Control
Each of our named executive officers participates in our Executive Severance Plan as described above. The following table summarizes the estimated payment and benefits that would be provided to our named executive officers in connection with (i) a corporate transaction in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards, (ii) a covered termination outside of a change in control period, or (iii) a covered termination within a change in control period, assuming, in each case, that the applicable triggering event took place on January 31, 2026 (and without giving effect to the Amended Executive Severance Plan, which was adopted and became effective in March 2026).
Effective December 31, 2025, Ms. Lacey, our General Counsel and Corporate Secretary, and Ms. Raimondi, our Chief Operating Officer, resigned from their roles as executive officers. Pursuant to the terms of our transition services agreements with Mses. Lacey and Raimondi, Mses. Lacey and Raimondi will serve in advisory roles through March 31, 2026 and will be eligible to receive severance or change in control benefits under our Executive Severance Plan through such date, however, the transition services agreements provide that if Mses. Lacey or Raimondi are terminated by the Company without cause before March 20, 2026, their outstanding and unvested equity awards that were due to vest on March 20, 2026 only, shall accelerate.
Mr. Rogers’ offer letter provides for certain modifications to his participation in the Executive Severance Plan. The terms of such severance benefits are further described above in the section titled “Mr. Rogers’ Offer Letter.”

Name	Accelerated Equity Awards ($)		Base Salary + Target Annual Bonus ($)	Health Insurance Premiums ($)

Dan Rogers
Corporate Transaction(1)	25,193,537	(4)	—	—
Termination outside Change in Control Period(2)	2,183,404		1,300,000	40,654
Termination within Change in Control Period(3)	25,193,537	(4)	1,950,000	60,981
Sonalee Parekh
Corporate Transaction(1)	7,751,440	(5)	—	—
Termination outside Change in Control Period(2)	—		250,000	13,551
Termination within Change in Control Period(3)	7,751,440	(5)	750,000	40,654
Katie Colendich
Corporate Transaction(1)	561,475	(6)	—	—
Termination outside Change in Control Period(2)	—		183,333	9,617
Termination within Change in Control Period(3)	561,475	(6)	550,000	28,852
Dustin Moskovitz
Corporate Transaction(1)	—		—	—
Termination outside Change in Control Period(2)	—		—	13,551
Termination within Change in Control Period(3)	—		1	40,654
Eleanor Lacey
Corporate Transaction(1)	2,658,696	(7)	—	—
Termination outside Change in Control Period(2)	339,183	(8)	110,000	4,372
Termination within Change in Control Period(3)	2,658,696	(7)	330,000	13,115
Anne Raimondi
Corporate Transaction(1)	3,542,267	(9)	—	—
Termination outside Change in Control Period(2)	477,189	(10)	125,000	13,551
Termination within Change in Control Period(3)	3,542,267	(8)	375,000	40,654

Asana 2026 Proxy Statement	61

Executive Compensation	Table of Contents
(1)Assumes full acceleration of the NEO’s unvested equity awards granted under our 2020 Equity Incentive Plan, as of January 31, 2026 and as a result of a “corporate transaction,” as defined in our 2020 Equity Incentive Plan, in which the surviving corporation does not assume or continue the outstanding awards or substitute similar awards for such outstanding awards. The value realized on vesting does not reflect the actual value that would be received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar. Amounts do not include the value of shares of our Class A common stock underlying RSUs that vested prior to January 31, 2026, but remained subject to a holding period. For the value of such shares, please see the section entitled “Nonqualified Deferred Compensation Table for Fiscal Year 2026.
(2)Represents the amounts the NEO would have received pursuant to the Executive Severance Plan in the event of a "Covered Termination" (as defined in the Executive Severance Plan) on January 31, 2026 assuming that such Covered Termination took place outside of a "Change in Control Period" (as defined in the Executive Severance Plan). With respect to vesting of shares underlying RSUs, the value realized on vesting does not reflect the actual value received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(3)Represents the amounts the NEO would have received pursuant to the Executive Severance Plan in the event of a "Covered Termination" (as defined in the Executive Severance Plan) on January 31, 2026 assuming that such Covered Termination took place during a "Change in Control Period" (as defined in the Executive Severance Plan). With respect to vesting of shares underlying RSUs, the value realized on vesting does not reflect the actual value that would be received by each NEO because a portion of the shares will be withheld at settlement by us to satisfy the NEO’s tax withholding obligations. Amounts are rounded to the nearest whole dollar.
(4)Assumes full acceleration of Mr. Rogers’ unvested equity awards, including RSUs and PSUs (based on the deemed achievement of any performance conditions at the target performance levels) as of January 31, 2026. Represents the dollar value of 2,457,866 shares, comprised of (i) 1,278,090 shares of our Class A common stock underlying RSUs (equal to $13,100,423) and (ii) 1,179,776 shares of our Class A common stock underlying PSUs (equal to $12,092,704). The amount reported was calculated using the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026.
(5)Assumes full acceleration of Ms. Parekh’s unvested equity awards as of January 31, 2026. Represents the dollar value of 756,238 shares of our Class A common stock underlying RSUs. The amount reported was calculated using the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026.
(6)Assumes full acceleration of Ms. Colendich’s unvested equity awards as of January 31, 2026. Represents the dollar value of 54,778 shares of our Class A common stock underlying RSUs. The amount reported was calculated using the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026.
(7)Assumes full acceleration of Ms. Lacey's unvested equity awards as of January 31, 2026. Represents the dollar value of 259,385 shares of our Class A common stock underlying RSUs. The amount reported was calculated using the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026. The amount reported does not include the value of shares of our Class A common stock underlying Ms. Lacey’s RSUs that vested prior to January 31, 2026, but remained subject to a holding period. For the value of such shares, please see the section titled “Nonqualified Deferred Compensation Table for Fiscal Year 2026.”
(8)Assumes full acceleration of Ms. Lacey's unvested equity awards outstanding as of January 31, 2026 and due to vest on March 20, 2026. Represents the dollar value of 33,091 shares of our Class A common stock underlying RSUs. The amount reported was calculated using the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026. The amount reported does not include the value of shares of our Class A common stock underlying Ms. Lacey’s RSUs that vested prior to January 31, 2026, but remained subject to a holding period.
(9)Assumes full acceleration of Ms. Raimondi's unvested equity awards as of January 31, 2026. Represents the dollar value of 345,587 shares of our Class A common stock underlying RSUs. The amount reported was calculated using the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026. The amount reported does not include the value of shares of our Class A common stock underlying Ms. Raimondi’s RSUs that vested prior to January 31, 2026, but remained subject to a holding period. For the value of such shares, please see the section titled “Nonqualified Deferred Compensation Table for Fiscal Year 2026.”
(10)Assumes full acceleration of Ms. Raimondi's unvested equity awards outstanding as of January 31, 2026 and due to vest on March 20, 2026. Represents the dollar value of 46,555 shares of our Class A common stock underlying RSUs. The amount reported was calculated using the closing price of one share of our Class A common stock on January 30, 2026 ($10.25), the last trading day of fiscal year 2026. The amount reported does not include the value of shares of our Class A common stock underlying Ms. Raimondi’s RSUs that vested prior to January 31, 2026, but remained subject to a holding period.

62	Asana 2026 Proxy Statement

Table of Contents	Executive Compensation
(11)The following table summarizes the estimated payment and benefits that would be provided to our NEOs in connection with a termination outside of a change in control period assuming that the applicable triggering event took place on January 31, 2026, and giving effect to the terms of the Amended Severance Plan. Payments and benefits provided to NEOs in connection with a termination during a change in control period remained unchanged by the Amended Severance Plan and so are disclosed in the table above.

Name	Accelerated Equity Awards ($)	Base Salary + Target Annual Bonus ($)	Health Insurance Premiums ($)

Dan Rogers
Termination outside Change in Control Period	2,183,404	1,300,000	40,654
Sonalee Parekh
Termination outside Change in Control Period	—	375,000	20,327
Katie Colendich
Termination outside Change in Control Period	—	275,000	14,426
Dustin Moskovitz
Termination outside Change in Control Period	—	1	20,327
Eleanor Lacey
Termination outside Change in Control Period	339,183	165,000	6,557
Anne Raimondi
Termination outside Change in Control Period	477,189	187,500	20,327

Asana 2026 Proxy Statement	63

Report of the Compensation Committee
Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K and contained within this proxy statement with management and, based on such review and discussions, our Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this proxy statement and incorporated into our Annual Report on Form 10-K for the fiscal year ended January 31, 2026.
Submitted by the Compensation Committee of the Board of Directors:
•Krista Anderson-Copperman (Chair)
•Marc Boroditsky
•Sydney Carey

The Compensation Committee Report does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any Company filing under the Securities Act of 1933, as amended, or the Exchange Act except to the extent that the Company specifically incorporates the Compensation Committee Report by reference therein.

64	Asana 2026 Proxy Statement

Equity Compensation Plan Information
The following table summarizes our equity compensation plan information as of January 31, 2026. Information is included for equity compensation plans approved by our stockholders. We do not have any equity compensation plans not approved by our stockholders.

Plan Category	Class of Common Stock	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	(b) Weighted Average Exercise Price of Outstanding Options, Warrants and Rights(1)	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))

Equity compensation plans approved by security holders	Class A(2)	18,432,241	$3.694	36,499,655
	Class B	—	—	—
Equity compensation plans not approved by security holders	—	—	—	—
Total	Class A and Class B
(1)The weighted-average exercise price is calculated based solely on outstanding stock options. It does not take into account the shares of our common stock underlying restricted stock units, which have no exercise price.
(2)Includes the following plans: The 2020 Equity Incentive Plan, the Amended and Restated 2012 Stock Plan, and the ESPP. The shares of our Class A common stock underlying any awards that are forfeited, canceled, held back upon exercise or settlement of an award to satisfy the exercise price or tax withholding, reacquired by us prior to vesting, satisfied without the issuance of stock, expire or are otherwise terminated, other than by exercise, under the 2020 Equity Incentive Plan and the Amended and Restated 2012 Stock Plan, will be added back to the shares of our Class A common stock available for issuance under the 2020 Equity Incentive Plan. The Amended and Restated 2012 Stock Plan has been terminated and no further grants will be made under the Amended and Restated 2012 Stock Plan. Our 2020 Equity Incentive Plan provides that on February 1 of each calendar year, starting on February 1, 2021 through February 1, 2030, the number of shares of our Class A common stock reserved for issuance thereunder is automatically increased by a number equal to (i) 5% of the total number of shares of our common stock (both Class A and Class B) outstanding on January 31 of the fiscal year before the date of such automatic increase, or (ii) a lesser number of shares determined by our Board prior to the applicable February 1. Our ESPP provides that on February 1 of each calendar year, starting on February 1, 2021 through February 1, 2030, the number of shares of our Class A common stock reserved for issuance thereunder is automatically increased by a number equal to the lesser of (i) 1% of the total number of shares of our common stock (both Class A and Class B) outstanding on January 31 of the fiscal year before the date of such automatic increase, and (ii) 3,000,000 shares; provided that before the date of any such increase, our Board may determine that such increase will be less than the amount set forth in clauses (i) and (ii) or that there will be no increase at all. On February 1, 2026, the number of shares of our Class A common stock available for issuance under our 2020 Equity Incentive Plan and our ESPP increased by 11,895,765 shares and 2,379,153 shares, respectively, pursuant to these provisions. These increases are not reflected in the table above.

Asana 2026 Proxy Statement	65

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters
The following table sets forth information with respect to the beneficial ownership of our capital stock as of March 23, 2026, for:
•each of our named executive officers;
•each of our directors;
•all of our current executive officers and directors as a group; and
•each person or group of affiliated persons known by us to beneficially own more than 5% of our Class A or Class B common stock.
We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated below, to our knowledge, the persons and entities named in the table have sole voting and sole investment power with respect to all shares that they beneficially owned, subject to community property laws where applicable.
We have based percentage ownership of our capital stock on 165,250,782 shares of our Class A common stock and 75,890,280 shares of our Class B common stock outstanding on March 23, 2026. We have deemed shares of our common stock subject to options that are currently exercisable or exercisable within 60 days of March 23, 2026 to be outstanding and to be beneficially owned by the person holding the option for the purpose of computing the percentage ownership of that person but have not treated them as outstanding for the purpose of computing the percentage ownership of any other person.
Unless otherwise indicated, the address of each beneficial owner listed below is:

c/o Asana, Inc. 633 Folsom Street, Suite 100 San Francisco, California 94107

66	Asana 2026 Proxy Statement

Table of Contents	Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

	Class A Common Stock		Class B Common Stock		% of Total Voting Power†

Name of Beneficial Owner	Shares	%	Shares	%

5% Stockholders
The Vanguard Group(1)	13,114,167	7.90	—	—	*
Directors and Named Executive Officers
Dustin Moskovitz(2)(3)	63,766,398	38.6	66,030,755	87.0	74.2
Katie Colendich(4)	6,515	*	—	—	*
Eleanor Lacey(5)	170,668	*	—	—	*
Aziz Megji(5)	104,537	*	—	—	*
Sonalee Parekh(7)	255,582	*	—	—	*
Anne Raimondi(8)	238,501	*	—	—	*
Dan Rogers	—	—	—	—	—
Krista Anderson-Copperman(9)	46,144	*	—	—	*
Marc Boroditsky(10)	7,757	*	—	—	*
Sydney Carey(11)	110,832	*	—	—	*
Matthew Cohler(12)	576,770	*	—	—	*
Adam D’Angelo(13)	1,122,650	*	48,410	*	*
Andrew Lindsay(14)	37,291	*	—	—	*
Lorrie Norrington(15)	131,429	*	—	—	*
Justin Rosenstein(16)	3,773,293	2.3	8,898,709	11.7	10.0
All directors and executive officers as a group (12 persons)(17)	69,683,616	42.2	74,977,874	98.8	84.6
*    Represents beneficial ownership or voting power of less than 1%.
†    Represents the voting power with respect to all shares of our Class A common stock and Class B common stock, voting together as a single class. Each share of our Class A common stock is entitled to one vote per share, and each share of our Class B common stock is entitled to 10 votes per share. Our Class A common stock and Class B common stock vote together on all matters (including the election of directors) submitted to a vote of stockholders, except under limited circumstances.
(1)Based on information contained in a Schedule 13G (the “Vanguard 13G”) filed with the SEC by The Vanguard Group (“Vanguard”) on July 29, 2025. According to the Schedule 13G, as of June 30, 2025, Vanguard has shared power to vote or direct the vote of 111,177 shares of our Class A common stock, shared power to dispose or direct the disposition of 223,073 shares of our Class A common stock, and sole power to dispose or direct the disposition of 12,891,094 shares of our Class A common stock. According to the Schedule 13G, as of June 30, 2025, Vanguard beneficially owned 13,114,167 shares of our Class A common stock in the aggregate. The address of Vanguard’s principal business office is 100 Vanguard Blvd., Malvern, PA 19355. The Vanguard 13G provides information only as of June 30, 2025 and, consequently, the beneficial ownership of the above-mentioned entity may have changed between June 30, 2025 and March 23, 2026. According to the most recent 13G/A filed with the SEC by Vanguard on March 26, 2026, Vanguard beneficially owns 0.0% of our Class A common stock as of March 13, 2026, following an internal reorganization pursuant to which Vanguard’s beneficial ownership has been disaggregated.
(2)Consists of (a) 57,898,436 shares of our Class A common stock and 21,395,830 shares of our Class B common stock held directly by Mr. Moskovitz, (b) 4,147,046 shares of our Class A common stock and 42,030,755 shares of our Class B common stock held of record by the Dustin A. Moskovitz TTEE Dustin A. Moskovitz Trust DTD 12/27/05 (the “Dustin Moskovitz Trust”), (c) 2,604,170 shares of our Class B common stock held of record by the Dustin Moskovitz Roth IRA, and (d) 1,720,916 shares of Class A Common Stock held of record by Good Ventures Foundation. Mr. Moskovitz is the trustee of the Dustin Moskovitz Trust and may be deemed to have voting power and dispositive power over the shares held by the Dustin Moskovitz Trust. Mr. Moskovitz may be deemed to have voting power and dispositive power over the shares held by the Dustin Moskovitz Roth IRA. Mr. Moskovitz and his spouse serve as directors on the

Asana 2026 Proxy Statement	67

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	Table of Contents
board of Good Ventures Foundation and may be deemed to have shared voting and dispositive power with respect to the shares held by the Good Ventures Foundation.
(3)Of the Class A common stock directly held by Mr. Moskovitz, 19,273,127 shares of our Class A common stock (the “Private Placement Shares”) were acquired on September 7, 2022 via a private placement offering (the “Private Placement”). In connection with the Private Placement, Mr. Moskovitz granted Asana, Inc. an irrevocable proxy over the Private Placement Shares and any additional shares of our capital stock Mr. Moskovitz or affiliates controlled by Mr. Moskovitz may acquire subsequent to the Private Placement (collectively, the “Voting Neutralization Shares”) to vote all of the Voting Neutralization Shares in a manner that will reflect the voting results of all other shares of Class A common stock over which neither Mr. Moskovitz nor his affiliates have sole or shared voting power. As such, Mr. Moskovitz does not retain voting power with respect to the Voting Neutralization Shares. As of March 23, 2026, the Voting Neutralization Shares consisted of 38,058,760 shares of Class A Common Stock held directly by Mr. Moskovitz.
(4)Consists of 6,515 shares of our Class A common stock held directly by Ms. Colendich.
(5)Consists of (a) 145,668 shares of our Class A common stock held directly by Ms. Lacey, and (b) 25,000 shares of our Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 23, 2026, all of which are vested as of such date. Does not include 28,347 shares issuable upon the settlement of vested RSUs, as these RSUs remain subject to a holding period that elapses more than 60 days after March 23, 2026.
(6)Consists of 104,537 shares of our Class A common stock held directly by Mr. Megji.
(7)Consists of 255,582 shares of our Class A common stock held directly by Ms. Parekh.
(8)Consists of 238,501 shares of our Class A common stock held directly by Ms. Raimondi. Does not include 36,988 shares issuable upon the settlement of vested RSUs, as these RSUs remain subject to a holding period that elapses more than 60 days after March 23, 2026.
(9)Consists of 46,144 shares of our Class A common stock held directly by Ms. Anderson-Copperman. Does not include 6,555 shares issuable upon the settlement of vested RSUs, as these RSUs remain subject to a holding period that elapses more than 60 days after March 23, 2026.
(10)Consists of 7,757 shares of our Class A common stock issuable to Mr. Boroditsky upon the settlement of RSUs that vest on April 16, 2026, subject to Mr. Boroditsky’s continuous service through the vesting date.
(11)Consists of 110,832 shares of our Class A common stock held directly by Ms. Carey.
(12)Consists of (a) 339,849 shares of our Class A common stock held directly by Mr. Cohler and (b) 236,921 shares of our Class A common stock held of record by Mr. Cohler’s irrevocable trust.
(13)Consists of (a) 44,480 shares of our Class A common stock held directly by Mr. D’Angelo and (b) 1,078,170 shares of our Class A common stock and 48,410 shares of our Class B common stock held of record by the Adam D’Angelo Revocable Trust Dtd 3/13/08.
(14)Consists of 37,291 shares of our Class A common stock held directly by Mr. Lindsay.
(15)Consists of (a) 129,134 shares of our Class A common stock held directly by Ms. Norrington and (b) 2,295 shares of our Class A common stock held of record by Norrington Advisory Services, LLC.
(16)Consists of (a) 3,197,309 shares of our Class A common stock and 7,176,532 shares of our Class B common stock held directly by Mr. Rosenstein, (b) 722,458 shares of our Class B common stock held by the Justin Rosenstein 2024 Grantor Retained Annuity Trust, (c) 460,000 shares of our Class B common stock held by the Justin Rosenstein Trust, (d) 539,719 shares of our Class B common stock held by the Justin Rosenstein Non-Exempt Trust, and (e) 575,984 shares of our Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 23, 2026, 493,184 of which are vested as of such date.
(17)Consists of (a) 69,099,875 shares of Class A common stock, (b) 7,757 shares of Class A common stock issuable upon the vesting and settlement of outstanding RSUs, (c) 575,984 shares of our Class A common stock issuable upon the exercise of stock options that are exercisable within 60 days of March 23, 2026, and (d) 74,977,874 shares of Class B common stock. Does not include 6,555 Class A common stock shares issuable upon the settlement of vested RSUs that remain subject to a holding period that elapses more than 60 days after March 23, 2026. Excludes holdings of Mses. Lacey, Parekh, and Raimondi, who no longer served as executive officers as of April 20, 2026, and includes holdings of Mr. Megji.

68	Asana 2026 Proxy Statement

CEO Pay Ratio
CEO Pay Ratio Results for Fiscal Year 2026
As required by Section 953(b) of the Dodd-Frank Act, we are providing the following information about the relationship between the annual total compensation of our median employee and the annual total compensation of our CEO.
As of January 31, 2026, our employee population consisted of 1,767 individuals globally, including full-time employees, interns and apprentices. We excluded 67 non-U.S. individuals from our determination of the median employee (as permitted by the SEC rules and who accounted for less than 5% of our total workforce) in the following countries: France (20), Iceland (28), Netherlands (1), Singapore (12), Sweden (4), and Switzerland (2). We identified our median employee from the remaining 1,700 employees who were located in the following countries: the United States, Australia, Canada, Germany, Ireland, Japan, Poland, and the United Kingdom.
To identify the median employee, we combined the actual salary, bonus, commissions and other taxable benefits (other than related to equity awards and our ESPP) as reflected in our payroll records for fiscal year 2026, as well as the aggregate grant date fair value of equity awards granted to employees in fiscal year 2026. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation. We did not make any cost-of-living adjustments in identifying the median employee. Compensation paid in foreign currencies was converted to U.S. dollars based on exchange rates in effect on January 31, 2026. In the event that our employee population resulted in an even number of individuals, we identified the two employees at the middle of the range and selected the individual with the higher total compensation to serve as the median employee, as this individual's compensation was deemed more representative of our median pay scale.

As of January 31, 2026, the final day of our last completed fiscal year, the median annual total compensation of our employees (determined as described above) was $208,868 and the combined annual total compensation of our CEOs who served in fiscal 2026, as reported in the Summary Compensation Table included elsewhere in this proxy statement, was $39,480,981. Based on this information, for fiscal year 2026, the ratio of the annual total compensation of our CEOs to our median compensated employee was approximately 189 to 1.
The pay ratio described above is a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulations S-K. SEC rules for identifying the median employee permit companies to use a wide range of methodologies, assumptions and exclusions. As a result, it may not necessarily be meaningful to compare pay ratios reported by other companies. This information is being provided for compliance purposes. Neither the Compensation Committee nor management of the company used the foregoing pay ratio measure in making compensation decisions.

Asana 2026 Proxy Statement	69

Pay Versus Performance
The information in the table below reflects the alignment of Asana’s executive compensation programs with long-term stockholder interests. As discussed in our CD&A, the variable portion of our executive compensation program is tied to long-term stockholder returns through equity awards, and changes in the value of awards during a particular fiscal year are driven by stockholder returns in that fiscal year. We do not consider other financial or non-financial performance measures in determining the compensation actually paid to our CEOs and other NEOs. As a result, we have not included any company selected performance measures in our disclosure below.
The compensation information presented in the table and disclosure below is intended to be provided in accordance with SEC rules, and may be different from the compensation information presented in the CD&A. Our Compensation Committee did not consider the pay versus performance disclosure below in making its pay decisions for any of the fiscal years shown.
Pay Versus Performance Table
The following table sets forth information concerning the compensation of our CEOs and other NEOs for each of the fiscal years ending January 31, 2026, 2025, 2024, 2023, and 2022, and our financial performance of each such fiscal year:

Fiscal Year	Summary Comp. Table Total for PEO 1 ($)	Comp. Actually Paid to PEO 1(1) ($)	Summary Comp. Table Total for PEO 2 ($)	Comp. Actually Paid to PEO 2(1) ($)	Average Summary Comp. Table Total for non-CEO NEOs ($)	Average Comp. Actually Paid to non-CEO NEOs(1) ($)	Value of Initial Fixed $100 Investment Based on		Net Income (in thousands) ($)	Company Selected Measure: Revenue

							Total Stockholder Return(2) ($)	Peer Group Total Stockholder Return(3) ($)

2026	39,480,980	26,748,381	1	1	3,725,936	(1,659,786)	29	256	(189,024)	790,806
2025	—	—	1	1	6,848,218	7,940,944	60	204	(255,536)	723,876
2024	—	—	1	1	3,986,062	2,304,899	49	160	(257,030)	652,504
2023	—	—	1	1	3,502,160	(5,158,293)	44	107	(407,768)	547,212
2022	—	—	1	1	8,823,880	8,499,266	148	126	(288,342)	378,437
(1)Amounts represent compensation actually paid to our CEOs and the average compensation actually paid to our remaining NEOs for the relevant fiscal year, as determined under SEC rules (and described below), which includes the individuals indicated in the table below for each fiscal year.
(2)Represents the company’s TSR based on a fixed investment of $100 over the Fiscal Year starting from the market close on the last trading day of Fiscal Year 2022 through the end of each applicable Fiscal Year in the table.

70	Asana 2026 Proxy Statement

Table of Contents	Pay Versus Performance
(3)Represents the cumulative TSR of the Standard & Poor’s (S&P) Information Technology Index, on a fixed investment of $100 over the Fiscal Year starting from the market close on the last trading day of Fiscal Year 2021 through the end of each applicable Fiscal Year in the table.

Fiscal Year	CEO	Non-CEO NEOs

2026	Dan Rogers, Dustin Moskovitz	Sonalee Parekh, Katie Colendich, Eleanor Lacey and Anne Raimondi
2025	Dustin Moskovitz	Sonalee Parekh, Tim Wan, Eleanor Lacey and Anne Raimondi
2024	Dustin Moskovitz	Tim Wan, Eleanor Lacey and Anne Raimondi
2023	Dustin Moskovitz	Tim Wan, Eleanor Lacey and Anne Raimondi
2022	Dustin Moskovitz	Tim Wan, Christopher Farinacci, Eleanor Lacey, and Anne Raimondi
The table below provides the adjustments to the Summary Compensation Table total compensation made to arrive at the compensation actually paid for the CEOs and the average for the Non-CEO NEOs:

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO 1

Year	2026 ($)

Summary Compensation Table Total	39,480,980
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(38,737,939)
(Minus): Change in Pension Value	—
Plus: Pension Service Cost and Associated Prior Service Cost	—
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	26,005,341
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	—
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	—
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—
Compensation Actually Paid	26,748,381

Asana 2026 Proxy Statement	71

Pay Versus Performance	Table of Contents

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for PEO 2

Year	2026 ($)

Summary Compensation Table Total	1
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	—
(Minus): Change in Pension Value	—
Plus: Pension Service Cost and Associated Prior Service Cost	—
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	—
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	—
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	—
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	—
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—
Compensation Actually Paid	1

Reconciliation of Summary Compensation Table Total to Compensation Actually Paid for Non-PEO NEOs

Year	2026 ($)

Summary Compensation Table Total	3,725,936
(Minus): Grant Date Fair Value of Equity Awards Granted in Fiscal Year	(3,082,564)
(Minus): Change in Pension Value	—
Plus: Pension Service Cost and Associated Prior Service Cost	—
Plus: Fair Value at Fiscal Year End of Outstanding and Unvested Equity Awards Granted in the Fiscal Year	893,439
Plus/(Minus): Change in Fair Value of Outstanding and Unvested Equity Awards Granted in Prior Fiscal Years	(2,959,170)
Plus: Fair Value at Vesting of Equity Awards Granted and Vested in the Fiscal Year	1,175,743
Plus/(Minus): Change in Fair Value as of the Vesting Date of Equity Awards Granted in Prior Fiscal Years that Vested in the Fiscal Year	(1,413,170)
(Minus): Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year	—
Plus: Value of Dividends or Other Earnings Paid on Equity Awards Not Otherwise Reflected in Total Compensation	—
Compensation Actually Paid	(1,659,786)

72	Asana 2026 Proxy Statement

Table of Contents	Pay Versus Performance
Most Important Financial Measures
The following table lists the measures we believe are most important in linking compensation actually paid to Company performance during fiscal 2026.

Financial Measure

Revenue
Relative TSR

Relationship Between Pay and Performance
In accordance with Item 402(v)(5) of Regulation S-K, the graphs below compare compensation actually paid to our NEOs and the performance measures presented in the Pay versus Performance Table above (collectively, the “PVP Graphs”).
As discussed in the Compensation Discussion and Analysis, we paid our former CEO, Mr. Moskovitz, $1 per year. His compensation was not variable, and bore no relation to the cumulative total stockholder return or net income of the Company.

Asana 2026 Proxy Statement	73

Pay Versus Performance	Table of Contents

74	Asana 2026 Proxy Statement

Certain Relationships and Related Person Transactions
Policies and Procedures for Related Person Transactions
We currently have a written related person transaction policy that sets forth our procedures for the identification, review, consideration, and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement, or relationship, or any series of similar transactions, arrangements, or relationships, in which we and any related person are, were or will be participants and in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee or director are not considered related person transactions under this policy. A transaction, arrangement, or relationship in which a related person’s participation is solely due to such related person’s position as a director of an entity that is participating in such transaction, arrangement or relationship would not be considered a related party transaction under this policy. A related person is any executive officer, director, or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members and any entity controlled by such persons.
Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to the Audit Committee for review, consideration and approval or ratification. Under the policy, we will collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors, executive officers, and certain employees that will require us, among other things, to indemnify them against certain liabilities that may arise by reason of their status or service as directors, officers, or employees.
Certain Related Person Transactions
The following is a summary of transactions since February 1, 2026, to which we have been a participant, in which the amount involved exceeded or will exceed $120,000, and in which any of our directors, executive officers, or holders of more than five percent of our capital stock, or any member of the immediate family of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements which are described in the sections titled “Executive Compensation” and “Non-Employee Director Compensation.”
Marketing and Software Expenses
As part of our marketing and user acquisition strategies, we utilize search engine marketing and advertising services from Microsoft Corporation. Andrew Lindsay, a member of our Board, serves as Microsoft’s Corporate Vice President, AI, Data, Industry and Apps Business Development. We incurred approximately $0.1 million in search engine marketing and advertising services expenses for the year ended January 31, 2026. Transactions with Microsoft in fiscal year 2026 did not exceed the greater of $1 million or 2% of its annual revenues.
As part of our enterprise sales strategies, we utilize data enrichment software from Clearbit, a data enrichment and customer intelligence company and a wholly-owned subsidiary of Hubspot, a customer relationship management platform. Lorrie Norrington, a member of our Board and our Lead Independent Director, is a member of HubSpot’s Board of Directors. We incurred approximately $0.2 million in software expenses with Clearbit for the year ended January

Asana 2026 Proxy Statement	75

Certain Relationships and Related Person Transactions	Table of Contents
31, 2026. We also incurred approximately $0.1 million in event sponsorship expenses with Hubspot for the year ended January 31, 2026.
Lease Expenses
During the fiscal year ended January 31, 2020, we began leasing certain office facilities from HubSpot. Rent payments made under these leases totaled $1.7 million for the year ended January 31, 2026.
Artificial Intelligence (“AI”) Services
We have entered into various recurring AI services agreements with OpenAI, an AI company. Adam D’Angelo, a member of our Board, is a member of OpenAI’s Board of Directors. We incurred $0.3 million in expenses with OpenAI for the year ended January 31, 2026 and had outstanding payables of approximately $0.05 million as of January 31, 2026.
We have entered into various recurring AI services agreements with Anthropic, an AI company. Dustin Moskovitz, Chairman of our Board of Directors and our former Chief Executive Officer, has a minority ownership interest in Anthropic. We incurred $1.1 million in expenses with Anthropic for the year ended January 31, 2026 and had outstanding payables of approximately $0.2 million as of January 31, 2026.
Subscription Agreements
We have also entered into various recurring subscription agreements with Anthropic and recognized revenue under these subscription agreements of $0.6 million for the year ended January 31, 2026. Transactions with Anthropic in fiscal year 2026 did not exceed the greater of $1 million or 2% of its annual revenues.
We have entered into various recurring subscription agreements with the Environmental Defense Fund (“EDF”), a philanthropic organization. Matthew Cohler, a member of our Board, is a member of EDF’s Board of Trustees. We recognized revenue of $0.2 million under these subscription agreements for the year ended January 31, 2026. Transactions with EDF in fiscal year 2026 did not exceed the greater of $1 million or 2% of its annual revenues.
We have entered into various recurring subscription agreements with Gusto, a software company. Anne Raimondi, our former Chief Operating Officer, is a member of Gusto’s Board of Directors. We recognized revenue of $0.5 million under these subscription agreements for the year ended January 31, 2026. Transactions with Gusto in fiscal year 2026 did not exceed the greater of $1 million or 2% of its annual revenues.
We have also entered into various recurring subscription agreements with HubSpot and recognized revenue under these subscription agreements of $0.9 million for the year ended January 31, 2026. Transactions with Hubspot and its subsidiaries in fiscal year 2026 did not exceed the greater of $1 million or 2% of its annual revenues.
We have also entered into various recurring subscription agreements with OpenAI and recognized revenue under these subscription agreements of $0.3 million for the year ended January 31, 2026. Transactions with OpenAI in fiscal year 2026 did not exceed the greater of $1 million or 2% of its annual revenues.
We have entered into various recurring subscription agreements with Quora.com, a question and answer website. Adam D’Angelo, a member of our Board, is the Chief Executive Officer of Quora. Matthew Cohler, a member of our Board, is a member of Quora’s Board of Directors. We recognized revenue of $0.1 million under these subscription agreements for the year ended January 31, 2026. Transactions with Quora in fiscal year 2026 did not exceed the greater of $1 million or 2% of its annual revenues.

76	Asana 2026 Proxy Statement

Other Matters
Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires that our executive officers and directors and persons who own more than 10% of our common stock, file reports of ownership and changes of ownership with the SEC. Such directors, executive officers and 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.
SEC regulations require us to identify in this proxy statement anyone who filed a required report late during the most recent fiscal year. Based on our review of forms we received, or written representations from reporting persons stating that they were not required to file these forms, we believe that during our fiscal year ended January 31, 2026, all Section 16(a) filing requirements were satisfied on a timely basis; except that one report, covering the conversion of Class B Common Stock into Class A Common Stock, was filed late on behalf of Mr. Rosenstein.
Fiscal Year 2026 Annual Report and SEC Filings
Our financial statements for our fiscal year ended January 31, 2026 are included in our Annual Report on Form 10-K, which we will make available to stockholders at the same time as this proxy statement. This proxy statement and our annual report are posted on our website at investors.asana.com and are available from the SEC at its website at www.sec.gov.
A copy of our Annual Report to the Securities and Exchange Commission on Form 10-K for the fiscal year ended January 31, 2026 is available without charge upon written request to Asana, Inc., Attention: Investor Relations, 633 Folsom Street, Suite 100, San Francisco, CA 94107 or via email to ir@asana.com.
The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented at the Annual Meeting, the persons named in the enclosed proxy card will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.
It is important that your shares of our common stock be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote by telephone or by using the Internet as instructed on the enclosed proxy card or execute and return, at your earliest convenience, the enclosed proxy card in the envelope that has also been provided.
The Asana, Inc. Board of Directors
San Francisco, California
April 20, 2026

Asana 2026 Proxy Statement	77

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 7, 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/ASAN2026**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 7, 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V94077-P49291 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

ASANA, INC.

The Board of Directors recommends you vote FOR ALL of the following nominees:

	For All	Withhold All	For All Except
1. Election of three Class III directors to serve until the 2029 Annual Meeting of Stockholders and until their successors are duly elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Krista Anderson-Copperman
02) Sydney Carey
03) Dan Rogers

The Board of Directors recommends you vote FOR the following proposals:

	For	Against	Abstain
2. Ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending January 31, 2027.	☐	☐	☐
3. Approval, on an advisory basis, of the compensation of the Company's named executive officers ("Say-on-Pay").	☐	☐	☐

NOTE: Your proxy holder will also vote on any such other business as may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement, and Annual Report are available at www.proxyvote.com.

V94078-P49291

ASANA, INC.
This proxy is solicited by the Board of Directors
Annual Meeting of Stockholders
June 8, 2026 2:00 PM PDT

The stockholder(s) hereby appoint(s) Dan Rogers, Aziz Megji, and Katie Colendich, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Asana, Inc. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 2:00 PM PDT on June 8, 2026 via a live audio-only webcast on the Internet at www.virtualshareholdermeeting.com/ASAN2026, and any adjournment or postponement thereof (with discretionary authority under Proposal 1 to vote for a substitute nominee if any nominee is unable to serve or for good cause will not serve) and on such other matters as may properly come before said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS.

PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE

Continued and to be signed on reverse side